Exhibit T3D

Court File No. CV-17-584836-00CL

ONTARIO
SUPERIOR COURT OF JUSTICE
COMMERCIAL LIST

THE HONOURABLE REGIONAL	)	TUESDAY, THE 26th
)
SENIOR JUSTICE MORAWETZ	)	DAY OF JUNE, 2018

IN THE MATTER OF AN APPLICATION UNDER SECTION 192 OF THE CANADA BUSINESS CORPORATIONS ACT, R.S.C. 1985, C. C-44, AS AMENDED, AND RULES 14.05(2) AND 14.05(3) OF THE RULES OF CIVIL PROCEDURE

AND IN THE MATTER OF A PROPOSED ARRANGEMENT OF CONCORDIA INTERNATIONAL CORP. AND CONCORDIA HEALTHCARE (CANADA) LIMITED AND INVOLVING CONCORDIA LABORATORIES INC., S.A.R.L., CONCORDIA PHARMACEUTICALS INC., S.A.R.L., CONCORDIA INVESTMENTS (JERSEY) LIMITED, CONCORDIA FINANCING (JERSEY) LIMITED, AMDIPHARM HOLDINGS S.A.R.L., AMDIPHARM AG, AMDIPHARM B.V., AMDIPHARM LIMITED, AMDIPHARM MERCURY HOLDCO UK LIMITED, AMDIPHARM MERCURY UK LTD., CONCORDIA HOLDINGS (JERSEY) LIMITED, AMDIPHARM MERCURY INTERNATIONAL LIMITED, CONCORDIA INVESTMENT HOLDINGS (UK) LIMITED, MERCURY PHARMA GROUP LIMITED, CONCORDIA INTERNATIONAL RX (UK) LIMITED, ABCUR AB, MERCURY PHARMACEUTICALS LIMITED, FOCUS PHARMA HOLDINGS LIMITED, FOCUS PHARMACEUTICALS LIMITED, MERCURY PHARMA (GENERICS) LIMITED, MERCURY PHARMACEUTICALS (IRELAND) LIMITED, AND MERCURY PHARMA INTERNATIONAL LIMITED

FINAL ORDER

THIS APPLICATION by Concordia International Corp. (“Concordia”) and Concordia Healthcare (Canada) Limited (“CHCL”, and together with Concordia, the “Applicants”) pursuant to section 192 of the Canada Business Corporations Act, R.S.C. 1985, c. C-44, as amended (the “CBCA”), was heard this day at 330 University Avenue, Toronto, Ontario.

ON READING the Notice of Application issued on October 20, 2017, the affidavit of David Price sworn October 19, 2017 and the exhibits thereto, the affidavit of David Price sworn May 2, 2018 and the exhibits thereto, the affidavit of David Price sworn June 19, 2018 and the exhibits thereto, and the affidavit of Loren Cohen sworn June 25, 2018, and

ON READING the Preliminary Interim Order of this Court dated October 20, 2017, and the Interim Order of this Court dated May 2, 2018 (as amended, the “Interim Order”), and

ON HEARING the submissions of counsel for the Applicants, the Initial Consenting Secured Debtholders, the Initial Consenting Unsecured Debtholders, the Secured Term Loan Agent, the Trustees, the Secured Swap Lender and those other parties present, and on being advised by counsel to the Applicants that (i) the Director appointed under the CBCA (the “Director”) does not consider it necessary to appear on this application; (ii) the Secured Debtholders’ Meeting, the Unsecured Debtholders’ Meeting and the Shareholders’ Meeting were called, held and conducted in accordance with the Interim Order; (iii) the requisite approvals were obtained in each such meeting in accordance with the terms of the Interim Order; (iv) CHCL is not insolvent; and (v) this Order and the declaration of fairness included herein will be relied upon by the Applicants as the basis for a claim to an exemption pursuant to Section 3(a)(10) of the United States Securities Act of 1933 from the registration requirements otherwise imposed by that Act, regarding the distribution of the Unsecured Debt Exchange Shares, Reallocated Unsecured Shares, Unsecured Debtholder Early Consent Shares and New Senior Secured Notes pursuant to the Plan of Arrangement attached as Schedule “A” to this Order (the “Plan of Arrangement”),

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Definitions

1.             THIS COURT ORDERS that all capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Plan of Arrangement and, if not defined in the Plan of Arrangement, in the Interim Order.

Service and Compliance

2.             THIS COURT ORDERS that there has been good and sufficient service, delivery and notice of this Application, the Interim Order, the Meetings, the Debtholder Meetings Packages and the Shareholder Meeting Packages and the Plan of Arrangement to all Persons upon which service, delivery and notice were required by the terms of the Interim Order, all of the requirements contained in sections 47, 48 and 49 of the Interim Order have been satisfied and the Meetings were duly called and conducted in conformity with the Interim Order and the CBCA or OBCA, as applicable.

3.             THIS COURT ORDERS that service of this Order shall be made on all persons who appeared on this application, either by counsel or in person, and upon the Director, but is otherwise dispensed with.

Approval of Arrangement

4.             THIS COURT ORDERS that:

(a)	the Arrangement, as described in the Plan of Arrangement, is an arrangement within the meaning of section 192 of the CBCA;

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(b)	the Court is satisfied that the Applicants have acted, and are acting, in good faith and with due diligence, and have complied with the provisions of the CBCA and the Interim Order in all respects; and

(c)
the Arrangement, as described in the Plan of Arrangement, and including the distribution of the Unsecured Debt Exchange Shares, Reallocated Unsecured Shares, Unsecured Debtholder Early Consent Shares and New Senior Secured Notes contemplated thereby, is fair and reasonable.

5.             THIS COURT ORDERS that the Arrangement, as described in the Plan of Arrangement, shall be and is hereby approved pursuant to Section 192 of the CBCA.

6.             THIS COURT ORDERS that each of the Concordia Entities, the Agents, the Trustees, the Proxy and Information Agent, the Transfer Agent, CDS Clearing and Depository Services Inc., DTC and GLAS Trust Company LLC (and/or its applicable affiliate(s)), in its capacity as the trustee, agent and collateral agent in respect of the New Senior Secured Debt (the “Exchange Debt Agent”) are authorized and directed to take all steps and actions necessary or appropriate to implement the Plan of Arrangement and the Arrangement and the other transactions contemplated thereby in accordance with and subject to the terms of the Plan of Arrangement, including (a) to enter into any agreements or other documents which are to come into effect in connection with the Arrangement, and (b) in the Agents’ and Trustees’ respective capacities as agents, trustees and/or collateral agents, to execute and deliver (or direct to be executed and delivered) such releases, terminations and discharges of security, liens and guarantees as are required to give effect to the Plan of Arrangement and the Arrangement.

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7.             THIS COURT ORDERS that as of the Effective Date, and as at the times and sequences set forth in the Plan of Arrangement, the Plan of Arrangement and all associated steps and transactions shall be binding and effective as set out in the Plan of Arrangement, and on the terms and conditions set forth in this Order, upon the Concordia Entities, the Secured Debtholders, the Unsecured Debtholders, the Agents, the Trustees, the Exchange Debt Agent, the Affected Equity Holders, all holders of Affected Equity Claims, all holders of Existing Equity Class Action Claims, all holders of Released Claims, the Released Parties, the Additional Released Parties and all other Persons affected by the Plan of Arrangement.

8.             THIS COURT ORDERS that from and after the Effective Date, any Person having an Existing Equity Class Action Claim against Concordia or any of its current or former officers and/or directors shall only be permitted to continue its Existing Equity Class Action Claim to the point of determination of liability, if any, and seeking the enforcement of any judgement solely as against the Insurance Policies, to the extent available in respect of any such Existing Equity Class Action Claim. Any such Person shall be irrevocably and forever limited solely to recovery from the proceeds of the Insurance Policies payable on behalf of Concordia or its directors and officers in respect of any such Existing Equity Class Action Claim, and such Person shall have no right to, and shall not, directly or indirectly, make any claim or seek any recoveries from any of the Concordia Entities or any of their respective current or former officers and directors in respect of an Existing Equity Class Action Claim, other than enforcing such Person’s rights to be paid by the applicable insurer(s) from the proceeds of the applicable Insurance Policies. Nothing in this paragraph prejudices, compromises, releases or otherwise affects (i) any right or defence of any insurer in respect of an Insurance Policy or (ii) any Person having an Existing Equity Class Action Claim from recovering against Concordia’s current and former directors and officers for any liabilities or claims attributable to any such director or officer’s fraud, wilful misconduct, or criminal act or criminal omission as determined by the final, non-appealable judgment of a court of competent jurisdiction, provided that all defence costs of any action referred to in this subsection (ii) shall not be paid by any of the Concordia Entities.

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9.             THIS COURT ORDERS that the transactions contemplated by and to be implemented pursuant to the Plan of Arrangement shall not be void or voidable under federal or provincial law and shall not constitute and shall not be deemed to be preferences, assignments, fraudulent conveyances, transfers at undervalue, or other reviewable transactions under any applicable federal or provincial legislation relating to preferences, assignments, fraudulent conveyances or transfers at undervalue.

10.           THIS COURT ORDERS that from and after the Effective Date any conflict between (i) the Plan of Arrangement, and (ii) the covenants, warranties, representations, terms, conditions, provisions or obligations, expressed or implied, of any contract, mortgage, security agreement, indenture, trust indenture, note, loan agreement, commitment letter, agreement for sale, lease or other agreement, written or oral and any and all amendments or supplements thereto existing between any Person and any of the Concordia Entities as at the Effective Date, will be deemed to be governed by the terms, conditions and provisions of the Plan of Arrangement and this Order, which shall take precedence and priority.

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No Default

11.          THIS COURT ORDERS that from and after the Effective Date, all Persons shall be deemed to have waived any and all defaults or events of defaults, third party change of control rights or any non-compliance with any covenant, warranty, representation, term, provision, condition or obligation, expressed or implied, in any contract, instrument, credit document, lease, licence, guarantee, agreement for sale or other agreement, written or oral, in each case relating to, arising out of, or in connection with, the Debt or the Debt Documents, the Affected Equity, the Support Agreement, the Subscription Agreement, the Arrangement, the Arrangement Agreement, the Plan of Arrangement, the transactions contemplated under the Plan of Arrangement and any and all proceedings commenced with respect to or in connection with the Plan of Arrangement and any and all amendments or supplements thereto, provided however that notwithstanding any provision of this Order or the Plan of Arrangement, nothing herein or therein shall affect the obligations of any of the Concordia Entities to any employee thereof in their capacity as such (other than with respect to the Affected Equity and the Affected Equity Claims), including any contract of employment between any Person and any of the Concordia Entities. Any and all notices of default and demands for payment or any step or proceeding taken or commenced in connection with any of the foregoing shall be deemed to have been rescinded and of no further force or effect, provided that nothing shall be deemed to excuse the Concordia Entities and their respective successors from performing their obligations under the Plan of Arrangement.

Releases and Injunctions

12.          THIS COURT ORDERS that, from and after the Effective Date, at the time and in the sequence, as applicable, set forth in the Plan of Arrangement, the releases and injunctions set forth in Article 7 of the Plan of Arrangement shall be binding and effective as set out in the Plan of Arrangement.

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Aid and Recognition

13.           THIS COURT ORDERS that this Order shall have full force and effect in all other provinces and territories of Canada and shall be enforced in the courts of each of the provinces and territories of Canada in the same manner in all respects as if this Order had been made by the Court enforcing it.

14.           THIS COURT REQUESTS the aid and recognition of any court or judicial, regulatory or administrative body having jurisdiction in Canada, the United States or elsewhere to give effect to this Order and to assist the Applicants (and any of the other Concordia Entities) and their respective agents in carrying out the terms of this Order. All courts and all judicial, regulatory and administrative bodies are hereby respectfully requested to make such orders and to provide such assistance to the Applicants (and any of the other Concordia Entities) as may be necessary or desirable to give effect to this Order or to assist the Applicants (and any of the other Concordia Entities) and their respective agents in carrying out the terms of this Order.

15.           THIS COURT ORDERS that each of the Applicants be at liberty and is hereby authorized and empowered, including as foreign representatives as appointed pursuant to paragraphs 61 and 62 of the Interim Order, to apply to any court, tribunal, or regulatory or administrative body, wherever located, for the recognition of this Order and for assistance in carrying out the terms of this Order.

ENTERED AT / INSCRIT À TORONTO
ON / BOOK NO:
LE/DANS LE REGISTRE NO:

JUNE 26 2018

PER/PAR:

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Schedule “A”

Plan of Arrangement

(see attached)

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Court File No. CV-17-584836-00CL

ONTARIO
SUPERIOR COURT OF JUSTICE
COMMERCIAL LIST

IN THE MATTER OF AN APPLICATION UNDER SECTION 192 OF THE CANADA BUSINESS CORPORATIONS ACT, R.S.C. 1985, c. C-44, AS AMENDED, AND RULES 14.05(2) AND 14.05(3) OF THE RULES OF CIVIL PROCEDURE

AND IN THE MATTER OF A PROPOSED ARRANGEMENT OF CONCORDIA INTERNATIONAL CORP. AND CONCORDIA HEALTHCARE (CANADA) LIMITED AND INVOLVING CONCORDIA LABORATORIES INC., S.A.R.L., CONCORDIA PHARMACEUTICALS INC., S.A.R.L., CONCORDIA INVESTMENTS (JERSEY) LIMITED, CONCORDIA FINANCING (JERSEY) LIMITED, AMDIPHARM HOLDINGS S.A.R.L., AMDIPHARM AG, AMDIPHARM B.V., AMDIPHARM LIMITED, AMDIPHARM MERCURY HOLDCO UK LIMITED, AMDIPHARM MERCURY UK LTD., CONCORDIA HOLDINGS (JERSEY) LIMITED, AMDIPHARM MERCURY INTERNATIONAL LIMITED, CONCORDIA INVESTMENT HOLDINGS (UK) LIMITED, MERCURY PHARMA GROUP LIMITED, CONCORDIA INTERNATIONAL RX (UK) LIMITED, ABCUR AB, MERCURY PHARMACEUTICALS LIMITED, FOCUS PHARMA HOLDINGS LIMITED, FOCUS PHARMACEUTICALS LIMITED, MERCURY PHARMA (GENERICS) LIMITED, MERCURY PHARMACEUTICALS (IRELAND) LIMITED, AND MERCURY PHARMA INTERNATIONAL LIMITED

CONCORDIA INTERNATIONAL CORP. AND CONCORDIA
HEALTHCARE (CANADA) LIMITED

PLAN OF ARRANGEMENT

JUNE 26, 2018

(i)

ARTICLE 9 GENERAL		43
9.1	Deemed Consents, Waivers and Agreements	43
9.2	Waiver of Defaults	43
9.3	Compliance with Deadlines and Elections	44
9.4	Paramountcy	44
9.5	Deeming Provisions	44
9.6	Modification of Plan	44
9.7	Notices	45
9.8	Different Capacities	47
9.9	Consent of Majority Initial Consenting Debtholders and Majority Private Placement Parties	48
9.10	Further Assurances	48

(ii)

PLAN OF ARRANGEMENT

ARTICLE 1
INTERPRETATION

1.1	Definitions

In this Plan, unless otherwise stated:

“7.00% Unsecured Notes” means the 7.00% Senior Unsecured Notes due 2023 issued under the 7.00% Unsecured Notes Indenture;

“7.00% Unsecured Notes Indenture” means the Indenture for 7.00% Senior Unsecured Notes dated April 21, 2015 by and among Concordia, the guarantors party thereto, and the 7.00% Unsecured Notes Trustee, as amended, modified and/or supplemented from time to time as of the date hereof;

“7.00% Unsecured Notes Trustee” means U.S. Bank National Association, in its capacity as indenture trustee under the 7.00% Unsecured Notes Indenture, and any successor thereof;

“9.50% Unsecured Notes” means the 9.50% Senior Unsecured Notes due 2022 issued under the 9.50% Unsecured Notes Indenture;

“9.50% Unsecured Notes Indenture” means the Indenture for 9.50% Unsecured Notes dated October 21, 2015 by and among Concordia, the guarantors party thereto, and the 9.50% Unsecured Notes Trustee, as amended, modified and/or supplemented from time to time as of the date hereof;

“9.50% Unsecured Notes Trustee” means U.S. Bank National Association, in its capacity as indenture trustee under the 9.50% Unsecured Notes Indenture, and any successor thereof;

“Additional Cash Amount” means, in the event that the aggregate amount of the Secured Debtholder Early Consent Cash Consideration is less than $100,000,000, an amount equal to $100,000,000 less the aggregate amount of the Secured Debtholder Early Consent Cash Consideration;

“Additional Released Parties” means those Persons listed on Schedule “A” to the Plan in accordance with Section 7.2;

“Advisors” means, collectively, (i) the Initial Consenting Secured Debtholders Advisors, and (ii) the Initial Consenting Unsecured Debtholders Advisors;

“Affected Equity” means all Existing Equity other than the Existing Shares;

“Affected Equity Claim” means an equity claim (as defined in section 2(1) of the Companies Creditors Arrangement Act) in respect of Concordia, other than an Existing Equity Class Action Claim;

“Affected Equity Holder” means a holder of Affected Equity;

“Agents” means, collectively, the Secured Term Loan Agent and the Unsecured Equity Bridge Loan Agent;

“Aggregate Number of New Limited Voting Shares” has the meaning given to it in Section 4.2(e);

“Applicants” means, collectively, Concordia and CHCL;

“Arrangement” means an arrangement under section 192 of the CBCA on the terms and subject to the conditions set out in this Plan, subject to any amendments or variations thereto made in accordance with the Support Agreement, the Arrangement Agreement and Section 9.6 of this Plan or made at the direction of the Court in the Interim Order or the Final Order or otherwise, in any case, with the consent of the Applicants and the Majority Initial Consenting Debtholders, each acting reasonably;

“Arrangement Agreement” means the arrangement agreement dated May 1, 2018, among the Applicants, as it may be amended, modified and/or supplemented from time to time;

“Articles Amendments” means amendments to the articles of Concordia in connection with the Arrangement, substantially as set out in Schedule “B” to this Plan and as may be amended with the consent of Concordia, acting reasonably, and the Majority Private Placement Parties, to reflect the Governance Terms, the redesignation of the Common Shares as Limited Voting Shares and such other terms and conditions as agreed to by Concordia and the Majority Private Placement Parties;

“Articles of Arrangement” means the articles of arrangement of the Applicants in respect of the Arrangement, in form and substance satisfactory to the Applicants and the Majority Initial Consenting Debtholders, each acting reasonably, that are required to be filed with the CBCA Director in order for the Arrangement to become effective on the Effective Date;

“Business Day” means any day, other than a Saturday, Sunday or a statutory or civic holiday, on which banks are generally open for business in Toronto, Ontario, New York, New York, and London, England;

“Cash Collateral Account” has the meaning given to it in that certain Limited Consent, dated as of April 16, 2018, by and among Concordia, the Secured Term Loan Agent and the lenders party thereto;

“CBCA” means the Canada Business Corporations Act, R.S.C. 1985, c. C-44, as amended;

“CBCA Director” means the Director appointed under section 260 of the CBCA;

“CBCA Proceedings” means the proceedings commenced by the Applicants under the CBCA on October 20, 2017 in connection with this Plan;

“Certificate of Arrangement” means the certificate giving effect to the Arrangement, to be issued by the CBCA Director pursuant to section 192(7) of the CBCA upon receipt of the Articles of Arrangement in respect of Concordia and CHCL in accordance with section 262 of the CBCA;

“CHCL” means Concordia Healthcare (Canada) Limited;

“CIJL” means Concordia Investments (Jersey) Limited;

“Cinven Agreement” means the governance agreement dated October 21, 2015 between Concordia and Cinven Capital Management (V) General Partner Limited;

“Circular” means the management information circular of Concordia dated May 15, 2018, as it may be amended, modified and/or supplemented from time to time, with the consent of the Majority Initial Consenting Debtholders, acting reasonably, subject to the terms of the Interim Order or other Order of the Court;

“Claim” means any right or claim of any Person that may be asserted or made in whole or in part against the applicable Persons, or any of them, in any capacity, whether or not asserted or made, in connection with any indebtedness, liability or obligation of any kind whatsoever, and any interest accrued thereon or costs payable in respect thereof, whether at law or in equity, including by reason of the commission of a tort (intentional or unintentional), by reason of any breach of contract or other agreement (oral or written), by reason of any breach of duty (including, any legal, statutory, equitable or fiduciary duty) or by reason of any equity interest, right of ownership of or title to property or assets or right to a trust or deemed trust (statutory, express, implied, resulting, constructive or otherwise), and together with any security enforcement costs or legal costs associated with any such claim, and whether or not any indebtedness, liability or obligation is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, unsecured, perfected, unperfected, present or future, known or unknown, by guarantee, warranty, surety or otherwise, and whether or not any right or claim is executory or anticipatory in nature, including any claim made or asserted against the applicable Persons, or any of them, through any affiliate, subsidiary, associated or related Person, or any right or ability of any Person to advance a claim for an accounting, reconciliation, contribution, indemnity, restitution or otherwise with respect to any matter, grievance, action (including any class action or proceeding before an administrative or regulatory tribunal), cause or chose in action, whether existing at present or commenced in the future;

“Class A Special Shares” means the Class A special shares in the capital of Concordia to be issued to GSO having the rights and terms as contemplated by the Governance Terms;

“Class B Special Shares” means the Class B special shares in the capital of Concordia to be issued to Solus having the rights and terms as contemplated by the Governance Terms;

“Collateral Agents” means Goldman Sachs Bank USA and U.S. Bank National Association in their capacities as collateral agents under the Secured Term Loan Agreement and the Secured Notes Indenture, respectively;

“Common Shares” means common shares in the capital of Concordia, as such shares will be redesignated as Limited Voting Shares pursuant to the Articles Amendments on the Effective Date in accordance with Section 5.3;

“Concordia” means Concordia International Corp.;

“Concordia Entities” means Concordia and all of its direct and indirect subsidiaries;

“Concordia Released Parties” means, collectively, the Concordia Entities, and each of their respective current and former directors, officers, managers, partners, employees, auditors, financial advisors, legal counsel and agents, including the Proxy and Information Agent and the Escrow Agent;

“Consenting Debtholders” means, collectively, the Consenting Secured Debtholders and the Consenting Unsecured Debtholders;

“Consenting Secured Debtholders” means, collectively, the Secured Debtholders that have executed and remain, at the relevant time, subject to the Support Agreement (or a joinder agreement thereto);

“Consenting Unsecured Debtholder Notes Election Pro Rata Share” means, with respect to each Consenting Unsecured Debtholder that holds Secured Term Loans, the percentage that such Consenting Unsecured Debtholder’s principal amount of Non-Elected Secured Term Loans bears to the total principal amount of Non-Elected Secured Term Loans held by all Consenting Unsecured Debtholders;

“Consenting Unsecured Debtholders” means, collectively, the Unsecured Debtholders that have executed and remain, at the relevant time, subject to the Support Agreement (or a joinder agreement thereto);

“Court” means the Ontario Superior Court of Justice (Commercial List);

“Debt” means, collectively, the Secured Debt and the Unsecured Debt;

“Debt Documents” means, collectively, the Secured Debt Documents and the Unsecured Debt Documents, and “Debt Document” means any one of such documents;

“Debtholder Claims” means, collectively, the Secured Debtholder Claims and the Unsecured Debtholder Claims;

“Debtholders” means, collectively, the Secured Debtholders and the Unsecured Debtholders;

“Designated Offshore Securities Market” has the meaning given to that term in Rule 902 of Regulation S as promulgated by the United States Securities and Exchange Commission under the United States Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder, or any successor statute;

“Direct Registration System” means an electronic register of the New Limited Voting Shares, Class A Special Shares and Class B Special Shares, as applicable, maintained by a transfer agent selected by Concordia;

“Distribution Record Date” means a date to be determined by Concordia in consultation with the Trustees, the Agents and the Majority Initial Consenting Debtholders for purposes of distributions under this Plan, provided that in respect of the Secured Term Loans, the Secured Swap Instruments and the Unsecured Equity Bridge Loans, the Distribution Record Date shall be June 27, 2018 or such other date as determined by Concordia and the Majority Initial Consenting Debtholders, acting reasonably;

“DTC” means the Depository Trust & Clearing Corporation and its successors and assigns;

“Early Consent Date” means 5:00 p.m. on June 6, 2018, or such later date as Concordia may determine;

“Early Consenting Debtholders” means, collectively, the Early Consenting Secured Debtholders and the Early Consenting Unsecured Debtholders;

“Early Consenting Secured Debtholder” means a Secured Debtholder that (i) executes the Support Agreement or a Joinder Agreement (as defined in the Support Agreement) prior to the Early Consent Date and complies with all of its obligations under the Support Agreement in all material respects (including for certainty, and without limitation, voting in favour of the Plan prior to the Voting Deadline), other than a beneficial Noteholder, (ii) votes in favour of the Plan prior to the Early Consent Date, (iii) otherwise supports the Arrangement in a manner satisfactory to Concordia and the Majority Initial Consenting Debtholders, or (iv) any transferee of Secured Term Loans from a Person listed in (i)-(iii) above to the extent such transferee provides, on or prior to the Loan Transfer Evidence Deadline, evidence satisfactory to the Applicants and the Proxy and Information Agent, acting reasonably, that such Secured Term Loans transferred to such transferee were voted by the applicable holder of such Secured Term Loans on the Record Date in favour of the Secured Debtholders’ Arrangement Resolution on or prior to the Early Consent Date (or, in the case of a Secured Term Loan Lender that executes the Support Agreement or a Joinder Agreement prior to the Early Consent Date, the Voting Deadline) and that such vote was not withdrawn or changed (such Secured Term Loan Lender, an “Early Consenting Secured Term Loan Transferee”), and in each case that holds such Secured Debt as of the Distribution Record Date;

“Early Consenting Unsecured Debtholder” means an Unsecured Debtholder that (i) executes the Support Agreement or a Joinder Agreement (as defined in the Support Agreement) prior to the Early Consent Date and complies with all of its obligations under the Support Agreement in all material respects (including for certainty, and without limitation, voting in favour of the Plan prior to the Voting Deadline), other than a beneficial Noteholder, (ii) votes in favour of the Plan prior to the Early Consent Date, (iii) otherwise supports the Arrangement in a manner satisfactory to Concordia and the Majority Initial Consenting Debtholders, or (iv) any transferee of Unsecured Equity Bridge Loans from a Person listed in (i)-(iii) above to the extent such transferee provides, on or prior to the Loan Transfer Evidence Deadline, evidence satisfactory to the Applicants and the Proxy and Information Agent, acting reasonably, that such Unsecured Equity Bridge Loans transferred to such transferee were voted by the applicable holder of such Unsecured Equity Bridge Loans on the Record Date in favour of the Unsecured Debtholders’ Arrangement Resolution on or prior to the Early Consent Date (or, in the case of an Unsecured Equity Bridge Loan Lender that executes the Support Agreement or a Joinder Agreement prior to the Early Consent Date, the Voting Deadline) and that such vote was not withdrawn or changed (such Unsecured Equity Bridge Loan Lender, an “Early Consenting Unsecured Equity Bridge Loan Transferee”), and in each case that holds such Unsecured Debt as of the Distribution Record Date;

“Effective Date” means the date shown on the Certificate of Arrangement issued by the CBCA Director;

“Effective Time” means a time on the Effective Date as the Applicants and the Majority Initial Consenting Debtholders may agree, each acting reasonably;

“Equity Unsecured Bridge Loan Settlement” means the settlement and termination of the Two Year Equity Bridge Credit and Guaranty Agreement, as agreed to by Concordia and the lenders party thereto;

“Escrow Agent” means, collectively, Kingsdale Shareholder Services US LLC and Kingsdale Partners LP, or such other escrow agent as may be agreed by the parties to the Escrow Agreements;

“Escrow Agreements” means, collectively, the escrow agreements to be entered into by the Escrow Agent, the Applicants and the applicable Funding Private Placement Parties or agents or representatives on their behalves, in each case in connection with the Private Placement;

“EUR/USD Exchange Rate” means the U.S. Federal Reserve daily U.S. Dollar to Euro exchange rate;

“EUR New Senior Secured Term Loans” means New Senior Secured Term Loans denominated in Euros;

“EUR New Senior Secured Term Loans Allocation Amount” means €300 million;

“EUR New Senior Secured Term Loans Deficiency” means the amount by which the aggregate New Senior Secured Term Loans Currency Elections for EUR New Senior Secured Term Loans made in accordance with Section 3.1(e) (expressed as a Euro dollar amount) is less than the EUR New Senior Secured Term Loans Allocation Amount, if applicable;

“EUR New Senior Secured Term Loans Election Amount” means the percentage of New Senior Secured Term Loans elected by a EUR New Senior Secured Term Loans Elector to be issued to such EUR New Senior Secured Term Loans Elector as EUR New Senior Secured Term Loans (based on the EUR/USD Exchange Rate on the FX Date);

“EUR New Senior Secured Term Loans Elector” has the meaning given to it in Section 3.1(f);

“EUR New Senior Secured Term Loans Elector Pro Rata Share” means, with respect to each EUR New Senior Secured Term Loans Elector, the percentage that the principal amount of EUR New Senior Secured Term Loans such EUR New Senior Secured Term Loans Elector has elected to receive in accordance with Section 3.1(e) (expressed as a Euro dollar amount) bears to the total principal amount of EUR New Senior Secured Term Loans that all EUR New Senior Secured Term Loans Electors have elected to receive in accordance with Section 3.1(e) (expressed as a Euro dollar amount);

“EUR New Senior Secured Term Loans Excess” means the amount by which the aggregate New Senior Secured Term Loans Currency Elections for EUR New Senior Secured Term Loans made in accordance with Section 3.1(e) (expressed as a Euro dollar amount) exceeds the EUR New Senior Secured Term Loans Maximum Amount, if applicable;

“EUR New Senior Secured Term Loans Maximum Amount” means €400 million;

“Euros” means euros;

“Existing Equity” means all Existing Shares and all options, warrants, rights or similar instruments derived from, relating to, or exercisable, convertible or exchangeable therefor;

“Existing Equity Class Action Claims” means, collectively, (i) the claims asserted in the proceedings pending before the Ontario Superior Court of Justice under the title Ronald J. Valliere and Shauntelle Paul v. Concordia International Corp., Mark Thompson and Adrian De Saldanha (Court File No. CV-17-584809-00CP), (ii) the claims asserted in the proceedings pending before the Superior Court of Quebec under the title Robert Landry v. Concordia International Corp., Mark Thompson and Adrian De Saldanha (Court File No. 500-06-000834-164), (iii) the claims asserted in the proceedings pending before the United States District Court for the Southern District of New York under the title Andrew Meyer, individually and On Behalf of All Others Similarly Situated v. Concordia International Corp., Mark Thompson and Adrian De Saldanha (Court File No. l : 16-cv-06467), and (iv) any claim for contribution or indemnity in respect of or related to those claims listed in (i) to (iii) above;

“Existing Equity Holders” means the holders of any Existing Equity;

“Existing Shareholders” means holders of the Existing Shares, in their capacities as such;

“Existing Shares” means all Common Shares outstanding immediately prior to the Effective Date;

“Final Order” means the Order of the Court approving the Arrangement under section 192 of the CBCA, which shall include such terms as may be necessary or appropriate to give effect to the Arrangement and this Plan, in form and substance satisfactory to the Applicants and the Majority Initial Consenting Debtholders, each acting reasonably;

“Funded Amounts” means the aggregate of all Private Placement Commitments (i) deposited with the Escrow Agent in accordance with the Subscription Agreement and not withdrawn from escrow in accordance with the Subscription Agreement and the Escrow Agreements prior to the Effective Date, or (ii) satisfied in such other manner as Concordia and the applicable Private Placement Party may agree in writing;

“Funding Private Placement Party” means a Private Placement Party that (i) deposits its Private Placement Commitment with the Escrow Agent in accordance with the Subscription Agreement, or (ii) satisfies its Private Placement Commitment in such other manner as agreed to by Concordia and the applicable Private Placement Party in writing, and in each case is not a Terminated Private Placement Party;

“Funding Private Placement Party Shares” means, with respect to each Funding Private Placement Party, the number of Private Placement Shares that such Funding Private Placement Party has agreed to purchase from Concordia determined by dividing its Private Placement Commitment by the Issue Price;

“FX Date” means the date that is ten (10) days prior to the anticipated Effective Date, or such other date as may be agreed by Concordia and the Majority Initial Consenting Debtholders;

“GBP” means pounds sterling;

“GBP/USD Exchange Rate” means the U.S. Federal Reserve daily U.S. Dollar to GBP exchange rate;

“Governance Terms” means the governance terms with respect to reorganized Concordia as set forth in the Governance Term Sheet attached as Appendix O to the Circular and as otherwise may be agreed by Concordia and the Majority Private Placement Parties;

“Governmental Entity” means any government, regulatory authority, governmental department, agency, commission, bureau, official, minister, Crown corporation, court, board, tribunal or dispute settlement panel or other law, rule or regulation-making organization or entity: (i) having or purporting to have jurisdiction on behalf of any nation, province, territory or state or any other geographic or political subdivision of any of them; or (ii) exercising, or entitled or purporting to exercise any administrative, executive, judicial, legislative, policy, regulatory or taxing authority or power;

“GSO” means one or more funds for which GSO Capital Partners LP or its affiliates act as investment manager, advisor or sub-advisor;

“Initial Consenting Secured Debtholders” means, collectively, the Consenting Secured Debtholders that executed the Support Agreement on May 1, 2018, which are represented by the Initial Consenting Secured Debtholders Advisors as of May 1, 2018;

“Initial Consenting Secured Debtholders Advisors” means, collectively, Osier, Hoskin & Harcourt LLP and White & Case LLP, as legal advisors, Houlihan Lokey Capital, Inc., as financial advisor, and Deloitte LLP, as tax advisor, to the Initial Consenting Secured Debtholders;

“Initial Consenting Unsecured Debtholders” means, collectively, the Consenting Unsecured Debtholders that executed the Support Agreement on May 1, 2018, which are represented by the Initial Consenting Unsecured Debtholders Advisors as of May 1, 2018;

“Initial Consenting Unsecured Debtholders Advisors” means, collectively, Paul, Weiss Rifkind, Wharton & Garrison LLP, Bennett Jones LLP, and Ashurst LLP, as legal advisors, and Greenhill & Co., LLC, as financial advisor, to the Initial Consenting Unsecured Debtholders;

“Insurance Policies” means, any insurance policy maintained by Concordia pursuant to which Concordia or any of its current or former directors or officers are insured;

“Interim Order” means the interim order of the Court in respect of the Applicants pursuant to the CBCA, in form and substance acceptable to the Applicants and the Majority Initial Consenting Debtholders, each acting reasonably, which, among other things, approves the calling of, and the date for, the Meetings, as such order may be amended from time to time in a manner acceptable to the Applicants and the Majority Initial Consenting Debtholders, each acting reasonably;

“Intermediary” means a broker, custodian, investment dealer, nominee, bank, trust company or other intermediary;

“Investor Rights Agreement” means an agreement to be entered into among Concordia and the Private Placement Parties with respect to certain governance and other arrangements and registration rights as contemplated by the Governance Terms, in form and substance satisfactory to Concordia, acting reasonably, and the Majority Private Placement Parties;

“Issue Price” means $13.69 per Limited Voting Share;

“Law” means any law, statute, constitution, treaty, convention, code, injunction, order, decree, consent decree, judgment, rule regulation, ordinance or other pronouncement having the effect of law whether in Canada, the United States or any other country, or any domestic or foreign state, county, province, city or other political subdivision or of any Governmental Entity;

“L/C Issuer” has the meaning given to it in the Secured Term Loan Agreement;

“Letter of Credit” has the meaning given to it in the Secured Term Loan Agreement;

“Letter of Credit Fee” has the meaning given to it in the Secured Term Loan Agreement;

“Limited Voting Shares” means limited voting shares in the capital of Concordia, having the rights and terms as contemplated by the Governance Terms and as may otherwise be agreed by Concordia and the Majority Private Placement Parties;

“Loan Transfer Evidence Deadline” means 5:00 p.m. on June 28, 2018, or such other date as determined by Concordia and the Majority Initial Consenting Debtholders, acting reasonably;

“Majority Private Placement Parties” means, at the relevant time, Remaining Private Placement Parties holding in the aggregate more than two-thirds (66 2/3%) of the aggregate Private Placement Commitments of all Remaining Private Placement Parties under the Subscription Agreement;

“Majority Initial Consenting Debtholders” means, collectively, (i) the Majority Initial Consenting Secured Debtholders and (ii) the Majority Initial Consenting Unsecured Debtholders;

“Majority Initial Consenting Secured Debtholders” means, collectively, Initial Consenting Secured Debtholders holding in aggregate more than half (50%) of the aggregate principal amount of Secured Debt held by all Initial Consenting Secured Debtholders, at the applicable time;

“Majority Initial Consenting Unsecured Debtholders” means, collectively, Initial Consenting Unsecured Debtholders holding in aggregate more than half (50%) of the aggregate principal amount of Unsecured Debt held by all Initial Consenting Unsecured Debtholders, at the applicable time;

“Management Incentive Plan” means a new management incentive plan for Concordia, acceptable to Concordia and the Majority Initial Consenting Debtholders, which management incentive plan shall provide for the granting of various types of equity awards, including stock options, share appreciation rights, restricted shares, restricted share units, deferred share units and other share-based awards as determined by the board of directors of reorganized Concordia (or the applicable compensation committee) following the Effective Date, and which management incentive plan shall provide for the issuance of Limited Voting Shares comprising an aggregate amount not exceeding 7.5% of the outstanding Limited Voting Shares of Concordia immediately following the completion of the transactions set forth in Section 5.3;

“Meetings” means, collectively, (i) the Secured Debtholders’ Meeting, (ii) the Unsecured Debtholders’ Meeting and (iii) the Shareholders’ Meeting;

“New Directors” means the individuals appointed to the board of directors of Concordia on the Effective Date in accordance with the Governance Terms;

“New Limited Voting Shares” means, collectively, the Unsecured Debt Exchange Shares, the Reallocated Unsecured Shares, the Unsecured Debtholder Early Consent Shares and the Funding Private Placement Party Shares;

“New Senior Secured Debt” means, collectively, the New Senior Secured Term Loans and the New Senior Secured Notes;

“New Senior Secured Debt Aggregate Principal Amount” means an amount equal to (i) (a) 93.3835% of the aggregate principal amount of the Secured Debtholder Claims held by the Early Consenting Secured Debtholders, less (b) the portion of the Secured Debt Repayment Amount paid to the Early Consenting Secured Debtholders, less (c) the aggregate Secured Debtholder Early Consent Cash Consideration paid to the Early Consenting Secured Debtholders, and the results of the foregoing divided by (ii) the fraction that the aggregate principal amount of the Secured Debtholder Claims held by the Early Consenting Secured Debtholders represents of the aggregate principal amount of all Secured Debtholder Claims held by all Secured Debtholders; provided that for the purposes of determining the principal amount of Secured Debtholder Claims in the foregoing formula, Secured Debt denominated in GBP shall be converted to U.S. Dollars based on the GBP/USD Exchange Rate on the FX Date;

“New Senior Secured Debt Guarantors” means certain of the Concordia Entities that shall guarantee the New Senior Secured Term Loans and New Senior Secured Notes as described in the Circular and/or as may otherwise be agreed by the Applicants, the Majority Initial Consenting Secured Debtholders and the Majority Private Placement Parties, each acting reasonably;

“New Senior Secured Noteholders” means those Secured Debtholders that receive New Senior Secured Notes on the Effective Date in accordance with this Plan;

“New Senior Secured Notes” means the new senior secured notes to be issued by Concordia pursuant to the New Senior Secured Notes Indenture, which notes will be denominated in U.S. Dollars in a maximum aggregate principal amount of $300,000,000;

“New Senior Secured Notes Allocation Amount” means $300,000,000 less the principal amount of New Senior Secured Notes to be issued to Secured Noteholders as contemplated by Sections 3.1 (a)(iv) and 3.1(b)(i);

“New Senior Secured Notes Deficiency” means the amount by which the aggregate New Senior Secured Notes Elections made in accordance with Section 3.1 (b)(iii) (expressed as a dollar amount) is less than the New Senior Secured Notes Allocation Amount, if applicable;

“New Senior Secured Notes Election” has the meaning given to it in Section 3.1(b)(iii);

“New Senior Secured Notes Election Amount” means, with respect to each New Senior Secured Notes Elector, the amount of New Senior Secured Notes it has elected to receive pursuant to Section 3.l(b)(iii), as may be adjusted pursuant to Section 3.1(c) or Section 3.1 (d);

“New Senior Secured Notes Election Deadline” means 5:00 p.m. on June 28, 2018, or such other date as the Applicants and the Majority Initial Consenting Secured Debtholders may agree, each acting reasonably;

“New Senior Secured Notes Elector” has the meaning given to it in Section 3.1(c);

“New Senior Secured Notes Elector Pro Rata Share” means, with respect to each New Senior Secured Notes Elector, the percentage that the principal amount of New Senior Secured Notes that such New Senior Secured Notes Elector has elected to receive in accordance with Section 3.1 (b)(iii) bears to the total principal amount of New Senior Secured Notes that all New Senior Secured Notes Electors have elected to receive in accordance with Section 3.1 (b)(iii);

“New Senior Secured Notes Elector Settlement Information” means such information as Concordia and/or its agent may reasonably request of a New Senior Secured Notes Elector in order to effect the delivery of such New Senior Secured Notes Elector’s New Senior Secured Notes in accordance with this Plan;

“New Senior Secured Notes Excess” means the amount by which the aggregate New Senior Secured Notes Elections made in accordance with Section 3.1(b)(iii) (expressed as a dollar amount) exceeds the New Senior Secured Notes Allocation Amount, if applicable;

“New Senior Secured Notes Indenture” means the indenture to be entered into on the Effective Date by Concordia, the New Senior Secured Debt Guarantors and the New Senior Secured Notes Trustee on the terms substantially as described in the Circular and/or as may otherwise be agreed by the Applicants, the Majority Initial Consenting Secured Debtholders and the Majority Private Placement Parties, each acting reasonably, pursuant to which the New Senior Secured Notes will be issued;

“New Senior Secured Notes Trustee” means the indenture trustee under the New Senior Secured Notes Indenture, as agreed to by the Applicants, the Majority Initial Consenting Secured Debtholders and the Majority Private Placement Parties, each acting reasonably;

“New Senior Secured Term Loan Agent” means the agent under the New Senior Secured Term Loan Agreement, as agreed to by the Applicants, the Majority Initial Consenting Secured Debtholders and the Majority Private Placement Parties, each acting reasonably;

“New Senior Secured Term Loan Agreement” means the senior secured term loan agreement to be entered into (or deemed to be entered into, as applicable) on the Effective Date by Concordia, the New Senior Secured Debt Guarantors, the New Senior Secured Term Loan Agent and the New Senior Secured Term Loan Lenders on the terms substantially as described in the Circular and/or as may otherwise be agreed by the Applicants, the Majority Initial Consenting Secured Debtholders and the Majority Private Placement Parties, each acting reasonably, pursuant to which the New Senior Secured Term Loans will be issued;

“New Senior Secured Term Loan Eligible Debt” means the Secured Term Loans and the Secured Swap Instruments;

“New Senior Secured Term Loan Lender Information” means such information and documentation as the New Senior Secured Term Loan Agent may require from recipients of the New Senior Secured Term Loans in order to comply with any anti-money laundering, know your client, proceeds of crime and other applicable Laws to the New Senior Secured Term Loan Agent, or any applicable customary policies or procedures of the New Senior Secured Term Loan Agent;

“New Senior Secured Term Loan Lenders” means those Secured Debtholders that receive New Senior Secured Term Loans on the Effective Date in accordance with this Plan;

“New Senior Secured Term Loans” means the new senior secured term loans to be issued pursuant to the New Senior Secured Term Loan Agreement, which term loans will be denominated in part in Euros and in part in U.S. Dollars in amounts as determined by Concordia with the consent of the Majority Initial Consenting Secured Debtholders and the Majority Private Placement Parties;

“New Senior Secured Term Loans Currency Election” has the meaning given to it in Section 3.1(e);

“New Senior Secured Term Loans Currency Election Deadline” means 5:00 p.m. on June 28, 2018, or such other date as the Applicants and the Majority Initial Consenting Secured Debtholders may agree, each acting reasonably;

“Non-Currency Elected Secured Debt” means New Senior Secured Term Loan Eligible Debt held by a Secured Debtholder in respect of which a New Senior Secured Term Loans Currency Election has not been made in accordance with Section 3.1(e);

“Non-Currency Electing Pro Rata Share” means, with respect to each Non-Currency Electing Secured Debtholder, the percentage that such Non-Currency Electing Secured Debtholder’s principal amount of Non-Currency Elected Secured Debt bears to the total principal amount of Non-Currency Elected Secured Debt held by all Non-Currency Electing Secured Debtholders;

“Non-Currency Electing Secured Debtholder” has the meaning given to it in Section 3.1 (e);

“Non-Elected Secured Term Loans” means Secured Term Loans held by a Consenting Unsecured Debtholder in respect of which a New Senior Secured Notes Election has not been made in accordance with Section 3.1 (b)(iii);

“Noteholder” means a holder of (i) Secured Notes, (ii) 7.00% Unsecured Notes, or (iii) 9.50% Unsecured Notes, as applicable;

“Obligations” means all liabilities, duties and obligations, including without limitation principal and interest, any make whole, redemption or similar premiums, reimbursement obligations, fees, penalties, damages, guarantees, indemnities, costs, expenses or otherwise, and any other liabilities, duties or obligations, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the applicable Debt Document;

“Order” means any order entered by the Court in the CBCA Proceedings;

“Person” means an individual, a corporation, a partnership, a limited liability company, organization, trustee, executor, administrator, a trust, an unincorporated association, a Governmental Entity or any agency, instrumentality or political subdivision of a Governmental Entity, or any other entity or body;

“Plan” means this plan of arrangement and any amendments, modifications or supplements hereto made in accordance with the terms hereof or made at the direction of the Court in the Interim Order or Final Order or otherwise with the consent of the Applicants and the Majority Initial Consenting Debtholders, each acting reasonably;

“Private Placement” means the private placement pursuant to which the Private Placement Parties will commit to purchase the Private Placement Shares in accordance with the Subscription Agreement and this Plan;

“Private Placement Commitment” means the respective amount of the Private Placement expressed as a dollar amount that each Private Placement Party agrees to subscribe for, as set forth in the Subscription Agreement (as may be adjusted from time to time in accordance with the terms of the Subscription Agreement);

“Private Placement Commitment Consideration” means cash in the amount of $44,000,000, earned and payable to the Private Placement Parties pursuant to the Subscription Agreement, as may be adjusted pursuant to the terms of the Subscription Agreement;

“Private Placement Parties” means those Persons who are party to the Subscription Agreement and who have agreed to purchase Limited Voting Shares pursuant to the Private Placement in accordance with the terms of the Subscription Agreement (as such parties may be replaced or as additional parties may agree to be bound by the Subscription Agreement from time to time in accordance with the Subscription Agreement);

“Private Placement Pro Rata Share” means, as to any Funding Private Placement Party, the percentage that such Funding Private Placement Party’s Private Placement Commitment bears to the Total Offering Size;

“Private Placement Shares” means up to the 42,830,276 Limited Voting Shares to be issued following the Share Consolidation to the Private Placement Parties pursuant to the Private Placement, subject to Section 5.2(a) of this Plan;

“Proxy and Information Agent” means Kingsdale Partners LP;

“Reallocated Unsecured Shares” means the number of Limited Voting Shares equal to the number of Limited Voting Shares in the Unsecured Early Consent Share Pool less the aggregate number of Unsecured Debtholder Early Consent Shares issued following the Share Consolidation to the Early Consenting Unsecured Debtholders pursuant to Section 3.2(a)(iii), subject to Section 5.2(a) of this Plan;

“Record Date” means 5:00 p.m. on May 9, 2018;

“Released Claims” means, collectively, the matters that are subject to release and discharge pursuant to Sections 7.1 and 7.2, as applicable;

“Released Parties” means, collectively, the Concordia Released Parties, the Securityholder Released Parties and the Additional Released Parties, as applicable;

“Remaining Private Placement Parties” means the Private Placement Parties that are not Terminated Private Placement Parties at the applicable time;

“Remaining Secured Debt” has the meaning given to it in Section 5.3(d)(i);

“Remaining Unsecured Debt” has the meaning given to it in Section 5.3(d)(iii);

“Revolving Lender” has the meaning given to it in the Secured Term Loan Agreement;

“Secured Debt” means, collectively, the debt outstanding under the Secured Debt Documents;

“Secured Debt Documents” means, collectively, (i) the Secured Term Loan Agreement; (ii) the Secured Notes Indenture; (iii) the Secured Swap Instruments; and (iv) all related documentation, including, without limitation, all guarantee and security documentation, related to the foregoing;

“Secured Debt Repayment Amount” means $500,000,000 in cash;

“Secured Debtholder” means a holder of Secured Debt, in its capacity as such;

“Secured Debtholder Claims” means all Obligations in respect of the Secured Debt and the Secured Debt Documents; provided, however, that the total principal amount of the Secured Debtholder Claims with respect to the Secured Swap Instruments shall be in the amount of $114,431,046;

“Secured Debtholder Early Consent Cash Consideration” means, with respect to each Early Consenting Secured Debtholder, cash in an amount equal to 5% of the principal amount of Secured Debt held by such Early Consenting Secured Debtholder (including, for greater certainty, any Early Consenting Secured Term Loan Transferee in respect of Secured Term Loans transferred to it in accordance with this Plan) as of the Distribution Record Date and voted in favour of the Plan (i) by the Early Consent Date, or (ii) in the case of an Early Consenting Secured Debtholder that is party to the Support Agreement (other than in respect of any Secured Notes it does not hold in registered form), by the Voting Deadline, in each case paid in exchange for its Secured Debtholder Claims in accordance with this Plan, provided that for the purpose of calculating the Secured Debtholder Early Consent Cash Consideration, Secured Debt denominated in GBP shall be converted to U.S. Dollars based on the GBP/USD Exchange Rate on the FX Date to the extent such Secured Debtholder Early Consent Cash Consideration is paid in U.S. Dollars;

“Secured Debtholder Pro Rata Share” means the percentage that the principal amount of Secured Debt held by a Secured Debtholder bears to the aggregate principal amount of all Secured Debt as at the Distribution Record Date, provided that for the purposes of determining the Secured Debtholder Pro Rata Share, (i) the principal amount of Secured Debt shall be determined in accordance with 3.1(h), and (ii) all Secured Debt denominated in GBP shall be converted to U.S. Dollars based on the GBP/USD Exchange Rate on the FX Date;

“Secured Debtholders’ Arrangement Resolution” means the resolution of the Secured Debtholders relating to the Arrangement to be considered at the Secured Debtholders’ Meeting, substantially in the form attached as Appendix “A” to the Circular;

“Secured Debtholders’ Meeting” means the meeting of the Secured Debtholders as of the Record Date to be called and held pursuant to the Interim Order for the purpose of considering and voting on the Secured Debtholders’ Arrangement Resolution and to consider such other matters as may properly come before such meeting and includes any adjournment(s) or postponement(s) of such meeting;

“Secured Noteholders” means the holders of the Secured Notes;

“Secured Notes” means the 9.00% First Lien Senior Secured Notes due 2022 issued under the Secured Notes Indenture;

“Secured Notes Trustee” means U.S. Bank National Association, as Trustee and as Collateral Agent under the Secured Notes Indenture, and any successor thereof;

“Secured Notes Indenture” means the Indenture for the Secured Notes dated October 13, 2016 by and among Concordia, the guarantors party thereto, and the Secured Notes Trustee, as amended, modified and/or supplemented from time to time as of the date hereof;

“Secured Swap Confirmations” means the Swap Confirmations entered into as of August 17, 2016 and November 8, 2016 between Goldman Sachs International and CIJL in accordance with the Secured Swap ISDA;

“Secured Swap Interest Settlement Agreement” means the Settlement Agreement entered into as of November 25, 2017 between Goldman Sachs International and Concordia;

“Secured Swap Instruments” means the Secured Swap ISDA and the Secured Swap Confirmations, as amended by the Secured Swap Interest Settlement Agreement;

“Secured Swap ISDA” means the International Swaps and Derivatives Association 2002 Master Agreement dated as of August 15, 2016, between Goldman Sachs International and CIJL (as amended, or supplemented, together with all schedules, annexes and exhibits thereto);

“Secured Swap Lender” means Goldman Sachs International, the swap provider under the Secured Swap Instruments, and any permitted assignee;

“Secured Term Loan Agent” means Goldman Sachs Bank USA, in its capacity as Administrative Agent and Collateral Agent under the Secured Term Loan Agreement and in any other capacity under the Secured Term Loan Agreement, and any successor thereof;

“Secured Term Loan Agreement” means the Credit and Guaranty Agreement dated October 21, 2015 by and among, inter alia, Concordia, the guarantors party thereto, the Secured Term Loan Agent, and the lenders and other parties thereto, as amended, modified and/or supplemented from time to time;

“Secured Term Loan Lenders” means the lenders from time to time under the Secured Term Loans;

“Secured Term Loans” means the secured term loans issued and outstanding pursuant to the Secured Term Loan Agreement;

“Securityholder Released Parties” means, collectively, (i) the Trustees and Agents, the Administrative Agent under the Two Year Equity Bridge Credit and Guaranty Agreement, in each case including any predecessors in such capacity and, for all such entities (including predecessors), in any of their respective capacities under the applicable Debt Documents or the Two Year Equity Bridge Credit and Guaranty Agreement, (ii) the Early Consenting Debtholders, and (iii) for each of the entities named in the foregoing clauses (i) and (ii), each of their respective current and former directors, officers, managers, partners, employees, auditors, financial advisors, legal counsel and agents which, for the avoidance of doubt, shall include the Advisors;

“Share Consolidation” has the meaning given to it in Section 5.3(c);

“Share FMV” has the meaning given to it in Section 5.3(d)(iii);

“Shareholders’ Arrangement Resolution” means the resolution of the Existing Shareholders relating to the Arrangement to be considered at the Shareholders’ Meeting, substantially in the form attached as Appendix “C” to the Circular;

“Shareholders’ Meeting” means the meeting of the Existing Shareholders as of the Record Date to be called and held pursuant to the Interim Order for the purpose of considering and voting on the Shareholders’ Arrangement Resolution and to consider such other matters as may properly come before such meeting and includes any adjournment(s) or postponement(s) of such meeting;

“Solus” means one or more funds for which Solus Alternative Asset Management LP or its affiliates act as investment manager, advisor or sub-advisor;

“Subordinated Promissory Note” means the Non-Negotiable Subordinated Promissory Note made by Concordia Healthcare Inc. in favour of Guillermo Herrera, dated December 20, 2013, or any permitted assignee thereof, as amended, modified and/or supplemented from time to time;

“Subordinated Promissory Note Settlement” means the settlement and termination of the Subordinated Promissory Note, as agreed to by Concordia and the Subordinated Promissory Noteholder;

“Subordinated Promissory Noteholder” means Guillermo Herrera, in his capacity as stockholders’ representative and the holder of the Subordinated Promissory Note, or any permitted assignee thereof;

“Subscription Agreement” means the subscription agreement dated May 1, 2018 among Concordia and the Private Placement Parties, as it may be amended, modified and/or supplemented from time to time;

“Subsidiary Guarantors” means, collectively, Concordia Laboratories Inc., S.a.R.L., Concordia Pharmaceuticals Inc., S.a.R.L., Concordia Investments (Jersey) Limited, Concordia Financing (Jersey) Limited, Amdipharm Holdings S.a.R.L., Amdipharm AG, Amdipharm B.V., Amdipharm Limited, Amdipharm Mercury Holdco UK Limited, Amdipharm Mercury UK Ltd., Concordia Holdings (Jersey) Limited, Amdipharm Mercury International Limited, Concordia Investment Holdings (UK) Limited, Mercury Pharma Group Limited, Concordia International Rx (UK) Limited, Abcur AB, Mercury Pharmaceuticals Limited, Focus Pharma Holdings Limited, Focus Pharmaceuticals Limited, Mercury Pharma (Generics) Limited, Mercury Pharmaceuticals (Ireland) Limited and Mercury Pharma International Limited;

“Support Agreement” means the support agreement (including all schedules attached thereto) among Concordia and the Consenting Debtholders dated May 1, 2018, as it may be amended, modified and/or supplemented from time to time;

“Terminated Private Placement Party” means a Private Placement Party that (i) is a Defaulting Private Placement Party (as such term is defined in the Subscription Agreement), (ii) is a Non-Investing Private Placement Party (as such term is defined in the Subscription Agreement) or (iii) is an Objecting Private Placement Party (as such term is defined in the Subscription Agreement), in each case in respect of whom the Subscription Agreement is terminated;

“Total Offering Size” means $586,500,000, subject to any reduction in accordance with the Subscription Agreement;

“Transfer Agent” means, collectively, TSX Trust Company and Continental Stock Transfer & Trust Company;

“Trustees” means, collectively, the Secured Notes Trustee and the Unsecured Notes Trustees;

“TSX” means the Toronto Stock Exchange;

“Two Year Equity Bridge Credit and Guaranty Agreement” means the Two Year Equity Bridge Credit and Guaranty Agreement dated October 21, 2015 by and among, inter alia, Concordia, the guarantors party thereto, the administrative agent, and the lenders from time to time party thereto, as amended, modified and/or supplemented from time to time;

“Unsecured Debt” means, collectively, the debt outstanding under the Unsecured Debt Documents;

“Unsecured Debt Documents” means, collectively: (i) the 7.00% Unsecured Notes Indenture, (ii) the 9.50% Unsecured Notes Indenture, (iii) the Unsecured Equity Bridge Loan Agreement; and (iv) all related documentation, including, without limitation, all guarantee and security documentation, related to the foregoing;

“Unsecured Debt Exchange Shares” means the aggregate 3,893,661 Limited Voting Shares to be issued following the Share Consolidation to Unsecured Debtholders in exchange for their Unsecured Debtholder Claims in accordance with Section 3.2(a)(i) of this Plan, subject to Section 5.2(a) of this Plan;

“Unsecured Debtholder” means a holder of Unsecured Debt, in its capacity as such;

“Unsecured Debtholder Claims” means all Obligations in respect of the Unsecured Debt and the Unsecured Debt Documents;

“Unsecured Debtholder Early Consent Shares” means 1.1974 Limited Voting Shares per $1,000 of principal amount of Unsecured Debtholder Claims held by an Early Consenting Unsecured Debtholder (including, for greater certainty, any Early Consenting Unsecured Equity Bridge Loan Transferee in respect of Unsecured Equity Bridge Loans transferred to it in accordance with this Plan) as of the Distribution Record Date and voted in favour of the Plan (i) by the Early Consent Date, or (ii) in the case of an Early Consenting Unsecured Debtholder that is party to the Support Agreement (other than in respect of any Unsecured Notes it does not hold in registered form), by the Voting Deadline, subject to Section 5.2(a) of this Plan, which Limited Voting Shares shall be issued following the Share Consolidation;

“Unsecured Debtholder Pro Rata Share” means the percentage that the principal amount of Unsecured Debt plus accrued and unpaid interest thereon (calculated at the contractual non-default rate) held by an Unsecured Debtholder bears to the aggregate principal amount of all Unsecured Debt plus accrued and unpaid interest thereon (calculated at the contractual non-default rate) as at the Distribution Record Date;

“Unsecured Debtholder Share Registration Form” means the Unsecured Debtholder Share Registration Form to be distributed to Unsecured Equity Bridge Loan Lenders in order for them to provide registration and delivery instructions in respect of the Unsecured Debt Exchange Shares, Reallocated Unsecured Shares and Unsecured Debtholder Early Consent Shares to which they are entitled under this Plan;

“Unsecured Debtholders’ Arrangement Resolution” means the resolution of the Unsecured Debtholders relating to the Arrangement to be considered at the Unsecured Debtholders’ Meeting, substantially in the form attached as Appendix “B” to the Circular;

“Unsecured Debtholders’ Meeting” means the meeting of the Unsecured Debtholders as of the Record Date to be called and held pursuant to the Interim Order for the purpose of considering and voting on the Unsecured Debtholders’ Arrangement Resolution and to consider such other matters as may properly come before such meeting and includes any adjournment(s) or postponement(s) of such meeting;

“Unsecured Early Consent Share Pool” means the 1,946,831 Limited Voting Shares available for issuance to Early Consenting Unsecured Debtholders in exchange for their Unsecured Debtholder Claims in the aggregate in accordance with Section 3.2(a)(iii) of this Plan, subject to Section 5.2(a) of this Plan;

“Unsecured Equity Bridge Loan Agreement” means the Extended Equity Bridge Credit and Guaranty Agreement dated October 21, 2015 by and among, inter alia, Concordia, the guarantors party thereto, the Unsecured Equity Bridge Loan Agent, and the lenders party thereto, as amended, modified and/or supplemented from time to time;

“Unsecured Equity Bridge Loan Agent” means Wilmington Trust, National Association, as Administrative Agent under the Unsecured Equity Bridge Loan Agreement, and any successor thereof;

“Unsecured Equity Bridge Loan Lenders” means the lenders from time to time under the Unsecured Equity Bridge Loan Agreement;

“Unsecured Equity Bridge Loans” means the loans issued and outstanding pursuant to the Unsecured Equity Bridge Loan Agreement;

“Unsecured Noteholders” means the holders of the Unsecured Notes;

“Unsecured Notes” means, collectively, the 7.00% Unsecured Notes and the 9.50% Unsecured Notes;

“Unsecured Notes Indentures” means, collectively, the 7.00% Unsecured Notes Indenture and the 9.50% Unsecured Notes Indenture;

“Unsecured Notes Trustees” means, collectively, the 7.00% Unsecured Notes Trustee and the 9.50% Unsecured Notes Trustee;

“U.S. Dollars” or “$” means the lawful currency of the United States of America;

“USD New Senior Secured Term Loans” means New Senior Secured Term Loans denominated in U.S. Dollars, in an amount as determined by Concordia with the consent of the Majority Initial Consenting Secured Debtholders and the Majority Private Placement Parties; and

“Voting Deadline” means 5:00 p.m. on June 15, 2018, or such later date as may be agreed by Concordia and the Majority Initial Consenting Debtholders in the event that the Meetings are postponed or adjourned.

1.2	Certain Rules of Interpretation

For the purposes of this Plan:

(a)
Unless otherwise expressly provided herein, any reference in this Plan to an instrument, agreement or an Order or an existing document or exhibit filed or to be filed means such instrument, agreement, Order, document or exhibit as it may have been or may be amended, modified, restated or supplemented in accordance with its terms;

(b)
The division of this Plan into articles and sections is for convenience of reference only and does not affect the construction or interpretation of this Plan, nor are the descriptive headings of articles and sections intended as complete or accurate descriptions of the content thereof;

(c)
The use of words in the singular or plural, or with a particular gender, including a definition, shall not limit the scope or exclude the application of any provision of this Plan to such Person (or Persons) or circumstances as the context otherwise permits;

(d)
The words “includes” and “including” and similar terms of inclusion shall not, unless expressly modified by the words “only” or “solely”, be construed as terms of limitation, but rather shall mean “includes but is not limited to” and “including but not limited to”, so that references to included matters shall be regarded as illustrative without being either characterizing or exhaustive;

(e)
Unless otherwise specified, time periods within or following which any payment is to be made or act is to be done shall be calculated by excluding the day on which the period commences and including the day on which the period ends;

(f)
Unless otherwise provided, any reference to a statute or other enactment of parliament, a legislature or other Governmental Entity includes all regulations made thereunder, all amendments to or re-enactments of such statute or regulations in force from time to time, and, if applicable, any statute or regulation that supplements or supersedes such statute or regulation;

(g)
References to a specific Recital, Article or Section shall, unless something in the subject matter or context is inconsistent therewith, be construed as references to that specific Recital, Article or Section of this Plan, whereas the terms “this Plan”, “hereof’, “herein”, “hereto”, “hereunder” and similar expressions shall be deemed to refer generally to this Plan and not to any particular Recital, Article, Section or other portion of this Plan and include any documents supplemental hereto; and

(h)	The word “or” is not exclusive.

1.3	Governing Law

This Plan shall be governed by and construed in accordance with the laws of Ontario and the federal laws of Canada applicable therein. All questions as to the interpretation or application of this Plan and all proceedings taken in connection with this Plan and its provisions shall be subject to the exclusive jurisdiction of the Court.

1.4	Currency

Unless otherwise stated, all references in this Plan to sums of money are expressed in, and all payments provided for herein shall be made in, U.S. Dollars.

1.5	Date for Any Action

If the date on which any action is required to be taken hereunder by a Person is not a Business Day, such action shall be required to be taken on the next succeeding day which is a Business Day.

1.6	Time

Time shall be of the essence in this Plan. Unless otherwise specified, all references to time expressed in this Plan and in any document issued in connection with this Plan mean local time in Toronto, Ontario, Canada, and any reference to an event occurring on a Business Day shall mean prior to 5:00 p.m. on such Business Day.

ARTICLE 2
PRIVATE PLACEMENT

2.1	Issuance of Private Placement Shares

On the Effective Date, subject to and in accordance with the terms of the Subscription Agreement, and in accordance with the times, steps and sequences set forth in Section 5.3, (i) Concordia shall cause to be issued and delivered to each Funding Private Placement Party its Funding Private Placement Party Shares at the Issue Price, (ii) Concordia shall pay to each Funding Private Placement Party its Private Placement Pro Rata Share of the Private Placement Commitment Consideration in accordance with Article 4, (iii) Concordia shall cause to be issued and delivered to GSO that number of Class A Special Shares as agreed by Concordia and GSO, and (iv) Concordia shall cause to be issued and delivered to Solus that number of Class B Special Shares as agreed by Concordia and Solus. The Private Placement Shares, the Class A Special Shares and the Class B Special Shares shall be duly authorized, validly issued, fully paid and non-assessable and the Private Placement Shares shall bear a legend restricting the transfer of such Private Placement Shares, as contemplated by Section 2(e) of the Subscription Agreement.

ARTICLE 3
TREATMENT OF AFFECTED PARTIES

3.1	Treatment of Secured Debtholders

(a)	On the Effective Date, and in accordance with the times, steps and in the sequence set forth in Section 5.3, each Secured Debtholder shall receive:

(i)
all accrued and unpaid interest outstanding in respect of its Secured Debt (calculated at the contractual non-default rate applicable under the relevant Secured Debt Document, not including any compounding interest, and based on the outstanding principal amount of the applicable Secured Debt (not reduced by any unamortized original issue discount), unless there has been a payment default with respect to any scheduled payments of interest (at contractual non-default rates, not including compounding interest) or amortization, as applicable, under the Secured Debt, on or prior to the Effective Date, in which case interest shall accrue at the default-rate for the period from such default until the Effective Date, for certainty, without giving effect to any acceleration under the Secured Debt that may have arisen from the commencement of the CBCA Proceedings) in full in cash;

(ii)	its Secured Debtholder Pro Rata Share of the Secured Debt Repayment Amount;

(iii)	its Secured Debtholder Pro Rata Share of the Additional Cash Amount, if any;

(iv)
New Senior Secured Term Loans and/or New Senior Secured Notes, at its election in accordance with this Section 3.1, if applicable, in an aggregate principal amount equal to its Secured Debtholder Pro Rata Share of the New Senior Secured Debt Aggregate Principal Amount, as adjusted based on the EUR/USD Exchange Rate on the FX Date to the extent that it receives a portion of its New Senior Secured Term Loans in the form of EUR New Senior Secured Term Loans; and

(v)
if the Secured Debtholder is an Early Consenting Secured Debtholder, its Secured Debtholder Early Consent Cash Consideration, all of which shall, and shall be deemed to, be received in full and final settlement of its Secured Debt and its Secured Debtholder Claims; provided that all consideration payable by Concordia to the Secured Swap Lender in consideration for the full and final settlement of its Secured Debtholder Claims under the Secured Swap Instruments shall be paid by Concordia for and on behalf of CIJL.

(b)	Each Secured Debtholder shall receive its New Senior Secured Debt as contemplated by Section 3.1(a)(iv) as follows:

(i)	in respect of the Secured Notes held by a Secured Noteholder, in the form of New Senior Secured Notes;

(ii)	in respect of the Secured Swap Instruments held by the Secured Swap Lender, in the form of New Senior Secured Term Loans; and

(iii)
in respect of the Secured Term Loans held by a Secured Term Loan Lender, in the form of New Senior Secured Term Loans; provided that each Secured Term Loan Lender as of the Record Date shall be entitled to elect (a “New Senior Secured Notes Election”) to receive all or a portion of its New Senior Secured Debt in respect of its Secured Term Loans in the form of New Senior Secured Notes by submitting a New Senior Secured Notes Election to Concordia (or its agents) prior to the New Senior Secured Notes Election Deadline pursuant to the terms of the Interim Order, subject to Section 3.1(c) and Section 3.1(d).

(c)
In the event that New Senior Secured Notes Elections are made such that the New Senior Secured Notes Election Amount elected for by Secured Term Loan Lenders pursuant to Section 3.1 (b)(iii) (each such Secured Term Loan Lender, a “New Senior Secured Notes Elector”) would exceed the New Senior Secured Notes Allocation Amount, each New Senior Secured Notes Elector shall be deemed to have made a partial election to receive New Senior Secured Term Loans in respect of its Secured Term Loans in an amount equal to its New Senior Secured Notes Elector Pro Rata Share of the New Senior Secured Notes Excess and its New Senior Secured Notes Election Amount shall be reduced on a corresponding basis such that the total principal amount of all New Senior Secured Notes to be issued in respect of Secured Term Loans pursuant to this Plan is equal to the New Senior Secured Notes Allocation Amount.

(d)
In the event that New Senior Secured Notes Elections are made such that the New Senior Secured Notes Election Amount elected for by the New Senior Secured Notes Electors pursuant to Section 3.1 (b)(iii) would be less than the New Senior Secured Notes Allocation Amount, each Consenting Unsecured Debtholder that holds Secured Term Loans and that did not make a New Senior Secured Notes Election for all or any portion of its Secured Term Loans shall be deemed to have made a New Senior Secured Notes Election (and to be a New Senior Secured Notes Elector) in respect of its Secured Term Loans in an amount equal to its Consenting Unsecured Debtholder Notes Election Pro Rata Share of the New Senior Secured Notes Deficiency such that the total principal amount of New Senior Secured Notes to be issued to New Senior Secured Notes Electors (in such capacity) in respect of Secured Term Loans pursuant to this Plan is equal to the New Senior Secured Notes Allocation Amount, and the amount of New Senior Secured Term Loans that would otherwise have been issued to such Consenting Unsecured Debtholder shall be reduced by an amount equal to its Consenting Unsecured Debtholder Notes Election Pro Rata Share of the New Senior Secured Notes Deficiency; provided that no such Consenting Unsecured Debtholder shall receive, in respect of its Secured Term Loans, New Senior Secured Debt in an aggregate principal amount in excess of its Secured Debtholder Pro Rata Share of the New Senior Secured Debt Aggregate Principal Amount, as adjusted based on the EUR/USD Exchange Rate on the FX Date to the extent that it receives a portion of its New Senior Secured Term Loans in the form of EUR New Senior Secured Term Loans and, the total principal amount of New Senior Secured Notes to be issued to New Senior Secured Notes Electors may be less than the New Senior Secured Notes Allocation Amount as a result of such maximum.

(e)
Each Secured Debtholder entitled to receive New Senior Secured Term Loans pursuant to Section 3.1 (b)(ii) or 3.1 (b)(iii) shall be entitled to elect (a “New Senior Secured Term Loans Currency Election”) to receive its New Senior Secured Term Loans as USD New Senior Secured Term Loans and/or EUR New Senior Secured Term Loans (in an amount determined based on the EUR/USD Exchange Rate on the FX Date) in the proportions specified by such Secured Debtholder by submitting its New Senior Secured Term Loans Currency Election to Concordia (or its agents) prior to the New Senior Secured Term Loans Currency Election Deadline, subject to Sections 3.1(f) and 3.1(g). Each Secured Debtholder entitled to receive New Senior Secured Term Loans and that did not make a New Senior Secured Term Loans Currency Election (a “Non-Currency Electing Secured Debtholder”) shall be deemed to have elected to receive USD New Senior Secured Term Loans, subject to Section 3.1(g);

(f)
In the event that New Senior Secured Term Loans Currency Elections are made such that the aggregate principal amount of EUR New Senior Secured Term Loans elected for by Secured Debtholders pursuant to Section 3.1(e) (each such Secured Debtholder, a “EUR New Senior Secured Term Loan Elector”) would exceed the EUR New Senior Secured Term Loans Maximum Amount, each EUR New Senior Secured Term Loan Elector shall be deemed to have made a partial election to receive USD New Senior Secured Term Loans in respect of the New Senior Secured Term Loans it is entitled to receive pursuant to this Plan in an amount equal to its EUR New Senior Secured Term Loans Elector Pro Rata Share of the EUR New Senior Secured Term Loans Excess and its EUR New Senior Secured Term Loans Election Amount shall be reduced on a corresponding basis such that the total principal amount of all EUR New Senior Secured Term Loans to be issued pursuant to this Plan is equal to the EUR New Senior Secured Term Loans Allocation Amount.

(g)
In the event that New Senior Secured Term Loans Currency Elections are made such that the aggregate principal amount of EUR New Senior Secured Term Loans elected for by EUR New Senior Secured Term Loan Electors pursuant to Section 3.1 (e) would be less than the EUR New Senior Secured Term Loans Allocation Amount, each Non-Currency Electing Secured Debtholder shall be deemed to have made a New Senior Secured Term Loans Currency Election in respect of the New Senior Secured Term Loans to which it is entitled to receive pursuant to Section 3.1(b)(ii) or 3.1 (b)(iii) in an amount equal to its Non-Currency Electing Pro Rata Share of the EUR New Senior Secured Term Loans Deficiency and shall be deemed to receive the balance of its New Senior Secured Term Loans (if any) as USD New Senior Secured Term Loans; provided that no such Non-Currency Electing Secured Debtholder shall receive, in respect of its New Senior Secured Term Loan Eligible Debt, New Senior Secured Debt in an aggregate principal amount in excess of its Secured Debtholder Pro Rata Share of the New Senior Secured Debt Aggregate Principal Amount, as adjusted based on the EUR/USD Exchange Rate on the FX Date to the extent that it receives a portion of its New Senior Secured Term Loans in the form of EUR New Senior Secured Term Loans and, the total principal amount of EUR New Senior Secured Term Loans may be less than the EUR New Senior Secured Term Loans Allocation Amount as a result of such maximum.

(h)
Except as otherwise noted herein, all references to the principal amount of the Secured Debt or the Secured Debtholder Claims contained in this Plan shall refer to the principal amount of such Secured Debt or Secured Debtholder Claims reduced by any unamortized original issue discount and excluding any make-whole premiums, redemption premiums or other similar premiums. The amount of unamortized original issue discount in respect of the Secured Debt shall be calculated on the basis as has been agreed to by Concordia and the Majority Initial Consenting Debtholders prior to the execution of the Support Agreement.

(i)
The compensation, the reasonable and documented fees, expenses and disbursements (including, without limitation, the reasonable and documented fees, expenses and disbursements of attorneys, advisors or agents retained or utilized by the Secured Notes Trustee, the Secured Term Loan Agent and the Secured Swap Lender, as applicable, acting reasonably), and the indemnity claims of Secured Notes Trustee, the Secured Term Loan Agent and the Secured Swap Lender, as applicable, in accordance with the applicable Secured Debt Documents shall be paid in full in cash by Concordia pursuant to the applicable Secured Debt Documents.

(j)	After giving effect to the terms of this Section 3.1:

(i)
subject in all respects to the below subsection (ii) of this Section 3.1(j), (A) the Secured Debtholder Claims and the Secured Debt Documents shall, and shall be deemed to, have been irrevocably and finally extinguished, (B) each Secured Debtholder shall have no further right, title or interest in or to the Secured Debt or its Secured Debtholder Claims, and (C) the Secured Debt and the Secured Debt Documents shall be cancelled, and all security interests granted by any of the Concordia Entities in respect of the Secured Debt shall be, and shall be deemed to be, released, discharged and extinguished pursuant to this Plan; and

(ii)
notwithstanding anything else to the contrary herein, the transactions contemplated by this Plan shall not affect, terminate or amend in any manner the rights of the Secured Term Loan Agent, any L/C Issuer or any Revolving Lender in respect of (1) the Cash Collateral Account and the funds held therein or (2) any fees (including any Letter of Credit Fees) or other amounts owing to such parties in respect of the outstanding Letters of Credit, in each case unless otherwise agreed by Concordia, the Secured Term Loan Agent and the applicable L/C Issuer or Revolving Lenders.

(k)
On the Effective Date, in accordance with Section 5.3(m), the reasonable and documented outstanding fees and expenses of the Initial Consenting Secured Debtholders Advisors shall be paid in full in cash by Concordia pursuant to the terms and conditions of applicable fee arrangements entered into by Concordia with such Initial Consenting Secured Debtholders Advisors (except as such terms relate to the timing for payment of such reasonable and documented outstanding fees and expenses).

3.2	Treatment of Unsecured Debtholders

(a)	On the Effective Date, and in accordance with the steps and in the sequence set forth in Section 5.3, each Unsecured Debtholder shall receive:

(i)	its Unsecured Debtholder Pro Rata Share of the Unsecured Debt Exchange Shares,

(ii)	its Unsecured Debtholder Pro Rata Share of the Reallocated Unsecured Shares, if any, and

(iii)	if the Unsecured Debtholder is an Early Consenting Unsecured Debtholder, its Unsecured Debtholder Early Consent Shares,

which shall, and shall be deemed to, be received in full and final settlement of its Unsecured Debt and its Unsecured Debtholder Claims.

(b)
The compensation, the reasonable and documented fees, expenses and disbursements (including, without limitation, the reasonable and documented fees, expenses and disbursements of attorneys, advisors or agents retained or utilized by the Unsecured Notes Trustees and the Unsecured Equity Bridge Loan Agent (including any of its predecessors), as applicable, acting reasonably), and the indemnity claims of Unsecured Notes Trustees and the Unsecured Equity Bridge Loan Agent (including any of its predecessors), as applicable, in accordance with the applicable Unsecured Debt Documents shall be paid in full in cash by Concordia pursuant to the applicable Unsecured Debt Documents.

(c)	After giving effect to the terms of this Section 3.2, (i) the Obligations of the Concordia Entities with respect to the Unsecured Debt, the Unsecured Debtholder Claims and the Unsecured Debt Documents shall, and shall be deemed to, have been irrevocably and finally extinguished, (ii) each Unsecured Debtholder shall have no further right, title or interest in or to the Unsecured Debt or its Unsecured Debtholder Claims, and (iii) the Unsecured Debt, the Unsecured Debtholder Claims and the Unsecured Debt Documents shall be cancelled.

(d)
On the Effective Date, in accordance with Section 5.3(m), the reasonable and documented outstanding fees and expenses of the Initial Consenting Unsecured Debtholders Advisors shall be paid in full in cash by Concordia pursuant to the terms and conditions of applicable fee arrangements entered into by Concordia with such Initial Consenting Unsecured Debtholders Advisors (except as such terms relate to the timing for payment of such reasonable and documented outstanding fees and expenses).

3.3	Treatment of Existing Equity Holders

(a)
Each Existing Shareholder shall retain its Existing Shares, subject to the Share Consolidation in accordance with Section 5.3(c) of this Plan and the treatment of fractional interests in accordance with Section 5.2 of this Plan.

(b)
Pursuant to this Plan and in accordance with the steps and sequences set forth herein, unless otherwise agreed by Concordia and the Majority Initial Consenting Debtholders, all of the Affected Equity shall be terminated and cancelled, and shall be deemed to be terminated and cancelled without the need for any repayment of capital thereof or any other liability, payment or compensation therefor and, for greater certainty, no Affected Equity Holder shall be entitled to receive any interest, dividends, premium or other payment in connection therewith.

(c)	The Affected Equity Claims shall constitute Released Claims and be treated in the manner set forth in Section 7.1.

ARTICLE 4
ISSUANCES, DISTRIBUTIONS AND PAYMENTS

4.1	Delivery of New Senior Secured Debt

(a)
The delivery of the New Senior Secured Notes to be issued pursuant to this Plan shall be made by way of a global note issued in the name of DTC (or its nominee) in respect of the New Senior Secured Notes to be issued to Secured Debtholders that are entitled to receive New Senior Secured Notes under the Plan and who (i) are able to receive the New Senior Secured Notes through DTC as of the Distribution Record Date, or (ii) provide as part of their New Senior Secured Notes Elector Settlement Information, at least three (3) Business Days prior to the anticipated Effective Date or such other date as the Applicants may agree acting reasonably in consultation with the Proxy and Information Agent, the information required in order to receive their New Senior Secured Notes through DTC. Any Secured Term Loan Lender that elects and is entitled to receive New Senior Secured Notes pursuant to this Plan and any Secured Noteholder that has withdrawn its Secured Notes from DTC and holds such Secured Notes in registered form shall receive its New Senior Secured Notes as follows; (x) if such Secured Term Loan Lender or Secured Noteholder provides as part of its New Senior Secured Notes Elector Settlement Information registration details for delivery of such New Senior Secured Notes in registered form, it will receive its New Senior Secured Notes in registered and certificated form, and (y) if such Secured Term Loan Lender or Secured Noteholder requests as part of its New Senior Secured Notes Elector Settlement Information delivery of its New Senior Secured Notes as part of the global note issued in the name of DTC (or its nominee) and has provided the information required for such delivery, through a deposit or withdrawal at custodian deposit to such Secured Term Loan Lender or Secured Noteholder, which deposit or withdrawal at custodian deposit must be (A) initiated by the DTC participant of such Secured Term Loan Lender, and (B) approved by the New Senior Secured Notes Trustee at the direction of the issuer. In the event that a New Senior Secured Notes Elector has not provided Concordia (or its agent) with its New Senior Secured Notes Elector Settlement Information at least three (3) Business Days prior to the anticipated Effective Date, such New Senior Secured Notes Elector’s New Senior Secured Notes shall be issued to the Proxy and Information Agent in the form of a separate global note for the benefit of the New Senior Secured Notes Elector until such time as the New Senior Secured Notes Elector provides its New Senior Secured Notes Elector Settlement Information.

(b)
The delivery of the New Senior Secured Term Loans (and any certificates or other evidence of holdings thereof) to be issued pursuant to this Plan shall be made in accordance with standing procedures in place with the New Senior Secured Term Loan Agent, and a register of holders of the New Senior Secured Term Loans will be maintained by the New Senior Secured Term Loan Agent. Each Secured Debtholder receiving New Senior Secured Term Loans shall be deemed to be a party to the New Senior Secured Term Loan Agreement as a lender thereunder. In the event that a New Senior Secured Term Loan Lender has not delivered its New Senior Secured Term Loan Lender Information to the New Senior Secured Term Loan Agent prior to the date that is five (5) Business Days prior to the expected Effective Date, such New Senior Secured Term Loan Lender’s New Senior Secured Term Loans shall be held by the New Senior Secured Term Loan Agent until such time as the New Senior Secured Term Loan Lender provides its New Senior Secured Term Loan Lender Information.

4.2	Delivery of New Limited Voting Shares, Class A Special Shares and Class B Special Shares

(a)
On the Effective Date, all New Limited Voting Shares, the Class A Special Shares and the Class B Special Shares issued in connection with this Plan shall be deemed to be duly authorized, validly issued, fully paid and non-assessable.

(b)
On the Effective Date, Concordia shall deliver a treasury direction to the Transfer Agent that directs the Transfer Agent to issue all New Limited Voting Shares, the Class A Special Shares and the Class B Special Shares to be distributed under this Plan and direct the Transfer Agent to use its commercially reasonable efforts to cause the New Limited Voting Shares, the Class A Special Shares and the Class B Special Shares to be distributed under this Plan to be distributed by no later than the second Business Day following the Effective Date (or such other date as the Applicants, the Majority Initial Consenting Debtholders and the Majority Private Placement Parties may agree, each acting reasonably).

(c)
The delivery of New Limited Voting Shares, the Class A Special Shares and the Class B Special Shares to be distributed under this Plan will be made either (i) through the facilities of DTC to Intermediaries who, in turn, will make delivery of the New Limited Voting Shares to the ultimate beneficial recipients thereof pursuant to standing instructions and customary practices of DTC, or (ii) by providing Direct Registration System advices or confirmations in the name of the applicable recipient thereof (or its Intermediary) and registered electronically in Concordia’s records which will be maintained by the Transfer Agent.

(d)
Each Unsecured Equity Bridge Loan Lender entitled to Unsecured Debt Exchange Shares, Reallocated Unsecured Shares and/or Unsecured Debtholder Early Consent Shares, as applicable, shall be issued and delivered such Limited Voting Shares (i) if such Unsecured Equity Bridge Loan Lender delivers its Unsecured Debtholder Share Registration Form to Concordia in accordance with the instructions contained therein prior to the Distribution Record Date, in accordance with the instructions contained in its Unsecured Debtholder Share Registration Form, and (ii) if such Unsecured Equity Bridge Loan Lender has not delivered its Unsecured Debtholder Share Registration Form to Concordia prior to the Distribution Record Date, in accordance with the name and address of such Unsecured Equity Bridge Loan Lender contained on the books and records of the Unsecured Equity Bridge Loan Agent or Concordia, as applicable.

(e)
The aggregate number of New Limited Voting Shares to be issued pursuant to this Plan shall equal 48,670,768 Limited Voting Shares (the “Aggregate Number of New Limited Voting Shares”), subject to Section 5.2(a) of this Plan and any changes to the number of Funding Private Placement Party Shares to be issued pursuant to the Private Placement based on any changes to the Total Offering Size pursuant to the Subscription Agreement; provided that the Aggregate Number of New Limited Voting Shares is calculated based on the 51,283,800 of Existing Shares issued and outstanding as of the Record Date that shall, following the Share Consolidation and the issuance of the New Limited Voting Shares pursuant to this Plan, equal approximately 0.35% of the Limited Voting Shares of Concordia immediately following implementation of this Plan. If the number of Existing Shares outstanding on the Distribution Record Date is not 51,283,800, then the Aggregate Number of New Limited Voting Shares (and the components thereof, including the Private Placement Shares, the Unsecured Debt Exchange Shares, the Unsecured Debtholder Early Consent Shares and the Unsecured Early Consent Share Pool) shall be amended proportionately by Concordia and the Majority Private Placement Parties, each acting reasonably, to reflect the aggregate number of Existing Shares to be actually issued and outstanding on the Effective Date prior to the Effective Time.

4.3	Delivery of Payments to Secured Debtholders

(a)
The payment by Concordia on the Effective Date of (1) accrued interest owing in respect of the Secured Debt, (2) the Secured Debt Repayment Amount, and (3) the Additional Cash Amount in accordance with Sections 5.3(j)(i), 5.3(j)(iv)(A) and 5.3 (j)(iv)(B), respectively, shall be effected through the delivery of the applicable portion of such amounts by Concordia (or the Escrow Agent on behalf of Concordia) and, in the case of subsections (i) or (ii) below, the allocation of such amounts in accordance with this Plan among the applicable Secured Term Loan Lenders and Secured Noteholders to:

(i)	the Secured Term Loan Agent for distribution to each of the applicable Secured Term Loan Lenders in accordance with the Secured Term Loan Agreement and customary practices;

(ii)	the Secured Notes Trustee for distribution to the Secured Noteholders in accordance with the Secured Notes Indenture and customary practices; and

(iii)	the Secured Swap Lender, or in each case in such other manner as may be agreed by Concordia and the recipient of such payments in writing.

(b)
The payment by Concordia on the Effective Date of the Secured Debtholder Early Consent Cash Consideration to Early Consenting Secured Debtholders shall be effected through the delivery of the applicable portion of such amount by Concordia (or the Escrow Agent on behalf of Concordia) together with the allocation of such amounts in accordance with the Plan among the applicable Secured Debtholders:

(i)
in the case of Secured Debtholder Early Consent Cash Consideration payable to beneficial Secured Noteholders, through the facilities of DTC to Intermediaries who, in turn, will make delivery of such Secured Debtholder Early Consent Cash Consideration to the ultimate beneficial recipients thereof pursuant to standing instructions and customary practices of such Intermediaries;

(ii)
in the case of Secured Debtholder Early Consent Cash Consideration payable to registered Secured Noteholders, to the Secured Notes Trustee for distribution to such registered Secured Noteholders pursuant to standing instructions and customary practices of the Secured Notes Trustee;

(iii)
in the case of Secured Debtholder Early Consent Cash Consideration payable to Secured Term Loan Lenders, to the Secured Term Loan Agent for distribution to the applicable Secured Term Loan Lenders in accordance with customary practices; and

(iv)	in the case of Secured Debtholder Early Consent Cash Consideration payable to the Secured Swap Lender, using such wire instructions or delivery instructions as are provided by the Secured Swap Lender, or in each case in such other manner as may be agreed by Concordia and the recipient of such payments in writing.

(c)
Concordia shall be entitled, at its election with the consent of the Majority Initial Consenting Secured Debtholders, acting reasonably, to pay to Secured Debtholders in respect of their Secured Term Loans denominated in GBP all or a portion of the Secured Debt Repayment Amount, the Additional Cash Amount and/or the Secured Debtholder Early Consent Cash Consideration in cash in U.S. Dollars and/or GBP.

4.4	Delivery of Private Placement Commitment Consideration

The payment by Concordia (or its agent) on the Effective Date of the Private Placement Commitment Consideration to the Funding Private Placement Parties, unless otherwise agreed with Concordia and any one or more Funding Private Placement Party in writing, shall be made by Concordia (or the Escrow Agent on behalf of Concordia) to the applicable Advisors on behalf of the applicable Funding Private Placement Parties using such wire instructions or delivery instructions as are provided by the Advisors at least five (5) Business Days prior to the Effective Date.

4.5	No Liability in respect of Deliveries

(a)
None of the Concordia Entities, nor their respective directors or officers, shall have any liability or obligation in respect of any deliveries, directly or indirectly, from (i) the Secured Term Loan Agent, (ii) the New Senior Secured Term Loan Agent, (iii) the New Senior Secured Notes Trustee, (iv) DTC, or (v) the Intermediaries, in each case to the ultimate beneficial recipients of any consideration payable or deliverable by the Concordia Entities pursuant to this Plan.

(b)
None of the Trustees or Agents shall incur, and each is hereby released and exculpated from, any liability as a result of carrying out any provisions of this Plan and any actions related or incidental thereto, save and except for any gross negligence or wilful misconduct (as determined by a final, non-appealable judgment of a court of competent jurisdiction) on its part. For the avoidance of doubt, this exculpation shall be in addition to, and not in limitation of, all other releases, indemnities and exculpations, and any other applicable law or rules protecting any of the Trustees and Agents from liability. On the Effective Date after the completion of the transactions set forth in Section 5.3, all duties and responsibilities of the Trustees and Agents arising under or related to the Secured Debt Documents and Unsecured Debt Documents, as applicable, shall be discharged except to the extent required in order to effectuate this Plan.

4.6	Surrender and Cancellation of Notes

(a)
The Secured Notes are held by the Secured Notes Trustee as custodian for DTC (or its nominee) (as registered holder of the Secured Notes on behalf of the Secured Noteholders, subject to any Secured Notes which may be withdrawn from DTC and held in registered form by a Secured Noteholder). On the Effective Date, DTC and each other Person who holds Secured Notes in registered form on the Effective Date shall surrender, or cause the surrender of, the certificate(s) representing the Secured Notes to the Secured Notes Trustee for cancellation in exchange for the consideration payable to Secured Noteholders pursuant to Section 3.1.

(b)
The Unsecured Notes are held by the Unsecured Notes Trustee as custodian for DTC (or its nominee) (as sole registered holder of the Unsecured Notes on behalf of the Unsecured Noteholders). On the Effective Date, DTC shall surrender, or cause the surrender of, the certificate(s) representing the Unsecured Notes to the Unsecured Notes Trustee for cancellation in exchange for the consideration payable to Unsecured Noteholders pursuant to Section 3.2.

4.7	Application of Plan Distributions

Except as set forth in Sections 3.1(a)(i), 4.3(a), 5.3 (d)(ii) and 5.3(j)(i) of this Plan, all amounts paid or payable hereunder on account of the Debtholder Claims (including, for greater certainty, any securities received hereunder) shall be applied as follows: (i) first, in respect of the principal amount of the obligations to which such Debtholder Claims relate, and (ii) second, in respect of the accrued but unpaid interest on such obligations.

4.8	Withholding Rights

The Applicants shall be entitled to deduct and withhold from any consideration or other amount deliverable or otherwise payable to any Person hereunder such amounts as the Applicants are required to deduct or withhold with respect to such payment under the Income Tax Act (Canada), or any provision of any applicable federal, provincial, state, local or foreign tax law or treaty, in each case, as amended. To the extent that amounts are so deducted or withheld, such deducted or withheld amounts shall be treated for all purposes hereof as having been paid to the relevant Person in respect of which such deduction and withholding was made, provided that such deducted or withheld amounts are actually remitted to the appropriate Governmental Entity.

ARTICLE 5
IMPLEMENTATION

5.1	Corporate Authorizations

The adoption, execution, delivery, implementation and consummation of all matters contemplated under this Plan involving corporate action of any of the Concordia Entities will occur and be effective as of the Effective Date (or such other date as the Applicants and the Majority Initial Consenting Debtholders may agree, each acting reasonably), and will be authorized and approved under this Plan and by the Court, where appropriate, as part of the Final Order, in all respects and for all purposes without any requirement of further action by shareholders, directors or officers of the Concordia Entities. All necessary approvals to take actions shall be deemed to have been obtained from the directors or the shareholders of the Concordia Entities, as applicable.

5.2	Fractional Interests

(a)
No fractional Limited Voting Shares shall be issued under this Plan, including any fractional interests created as a result of the Share Consolidation, and fractional share interests shall not entitle the owner thereof to vote or to any rights of a holder of Limited Voting Shares. Any legal, equitable, contractual and any other rights or claims (whether actual or contingent, and whether or not previously asserted) of any Person with respect to fractional Limited Voting Shares pursuant to this Plan shall be rounded down to the nearest whole number of Limited Voting Shares without compensation therefor.

(b)
The New Senior Secured Debt issued pursuant to this Plan shall be issued in minimum increments of $1,000 in the case of New Senior Secured Debt issued in U.S. Dollars and €1,000 in the case of New Senior Secured Debt issued in Euros, and the amount of New Senior Secured Debt that each Secured Debtholder shall be entitled to under this Plan shall in each case be rounded down to the nearest multiple of $1,000 and €1,000, respectively, without compensation therefor.

(c)
All payments made pursuant to this Plan shall be made in minimum increments of $0.01 or £0.01, as applicable, and the amount of any payments to which a Person may be entitled to under this Plan shall be rounded down to the nearest multiple of $0.01 or £0.01, as applicable.

5.3	Effective Date Transactions

Commencing at the Effective Time, the following events or transactions will occur, or be deemed to have occurred and be taken and effected, in the following order in five minute increments (unless otherwise indicated) and at the times set out in this Section 5.3 (or in such other manner or order or at such other time or times as the Applicants and the Majority Initial Consenting Debtholders may agree, each acting reasonably), without any further act or formality required on the part of any Person, except as may be expressly provided herein (provided nothing herein shall restrict or otherwise prohibit the Concordia Entities from completing certain other intercompany transactions prior to, concurrently with, or following the transactions contemplated by this Section 5.3, provided such intercompany transactions are permitted under the Support Agreement or otherwise acceptable to the Majority Initial Consenting Debtholders):

(a)	All Affected Equity shall be terminated and cancelled for no consideration.

(b)
The Cinven Agreement shall be terminated and all rights thereunder shall be cancelled for no consideration, or shall be otherwise treated or addressed in a manner acceptable to Concordia and the Majority Private Placement Parties.

(c)
The Existing Shares shall be, and shall be deemed to be, consolidated (the “Share Consolidation”) on the basis of one Common Share for every 300 Common Shares outstanding immediately prior to the Effective Time. Any fractional interests in the consolidated Common Shares will, without any further act or formality, be cancelled without payment of any consideration therefor. Notwithstanding any provision of the CBCA, immediately following the completion of such consolidation, the stated capital of the Common Shares shall be equal to the stated capital of the Common Shares immediately prior to such consolidation.

(d)	The following shall occur concurrently:

(i)
the outstanding principal amount of each Secured Debtholder’s Secured Debt shall be forgiven, settled and extinguished to the extent such principal amount exceeds the aggregate of (A) its Secured Debtholder Pro Rata Share of the Secured Debt Repayment Amount; (B) its Secured Debtholder Pro Rata Share of the Additional Cash Amount; (C) the principal amount of the New Senior Secured Notes and/or New Senior Secured Term Loans to be issued to it in accordance with Section 5.3 (j)(iv)(C); and (D) if the Secured Debtholder is an Early Consenting Secured Debtholder, its Secured Debtholder Early Consent Cash Consideration (the remaining principal amount of each Secured Debtholder’s Secured Debt following such forgiveness, settlement and extinguishment being the “Remaining Secured Debt”). If a Secured Term Loan Lender holds Secured Term Loans denominated in GBP on the Effective Date or will receive EUR New Senior Secured Term Loans on the Effective Date, for the purposes of determining the Remaining Secured Debt in accordance with this Section 5.3(d)(i) such Secured Term Loans and/or EUR New Senior Secured Term Loans shall be converted to U.S. Dollars using the GBP/USD Exchange Rate or to Euros using the EUR/USD Exchange Rate on the Effective Date, as applicable;

(ii)
any and all accrued and unpaid interest outstanding in respect of the Secured Debt, if any, other than that interest which is paid pursuant to Section 5.3(j)(i) below, shall be forgiven, settled and extinguished for no consideration;

(iii)
the outstanding principal amount of each Unsecured Debtholder’s Unsecured Debt shall be forgiven, settled and extinguished to the extent such principal amount exceeds the aggregate of the fair market value on the Effective Date of (i) its Unsecured Debtholder Pro Rata Share of the Unsecured Debt Exchange Shares; (ii) its Unsecured Debtholder Pro Rata Share of the Reallocated Unsecured Shares; and (iii) if the Unsecured Debtholder is an Early Consenting Unsecured Debtholder, its Unsecured Debtholder Early Consent Shares (collectively, the “Share FMV”) (the remaining principal amount of each Unsecured Debtholder’s Unsecured Debt following such forgiveness, settlement and extinguishment being the “Remaining Unsecured Debt”); and

(iv)	any and all accrued and unpaid interest owing to each Unsecured Debtholder shall be forgiven, settled and extinguished for no consideration.

(e)	Concordia’s authorized capital and provisions attaching to its shares shall be amended pursuant to the Articles Amendments.

(f)	The following shall occur concurrently:

(i)
Concordia shall become entitled to all Funded Amounts, including Funded Amounts deposited in escrow with the Escrow Agent pursuant to the Escrow Agreements, subject to Section 6.1, and the Escrow Agent shall be deemed instructed to release to Concordia the Funded Amounts held by the Escrow Agent;

(ii)
Concordia shall issue to each Funding Private Placement Party its Funding Private Placement Party Shares in consideration for its Funded Amount, and the Funding Private Placement Party Shares shall be duly authorized, validly issued, fully paid and non-assessable, and Concordia shall add an amount equal to the aggregate of the Funded Amounts to the stated capital in respect of the Limited Voting Shares;

(iii)
Concordia shall issue to GSO that number of Class A Special Shares as agreed by Concordia and GSO, and the Class A Special Shares shall be duly authorized, validly issued, fully paid and non-assessable; and

(iv)
Concordia shall issue to Solus that number of Class B Special Shares as agreed by Concordia and Solus, and the Class B Special Shares shall be duly authorized, validly issued, fully paid and non-assessable.

(g)	Concurrently with the step set forth in Section 5.3(f) above, in exchange for, and in full and final settlement of, the Remaining Unsecured Debt, Concordia shall deliver to each Unsecured Debtholder:

(i)	its Unsecured Debtholder Pro Rata Share of the Unsecured Debt Exchange Shares;

(ii)	its Unsecured Debtholder Pro Rata Share of the Reallocated Unsecured Shares; and

(iii)	if such Unsecured Debtholder is an Early Consenting Unsecured Debtholder, its Unsecured Debtholder Early Consent Shares,

and Concordia shall add an amount equal to the aggregate of the Share FMVs to the stated capital in respect of the Limited Voting Shares.

(h)
Concurrently with the delivery of the Unsecured Debt Exchange Shares, the Reallocated Unsecured Shares and the Unsecured Debtholder Early Consent Shares as contemplated by Section 5.3(g) and Article 4:

(i)
the Unsecured Debtholder Claims shall, and shall be deemed to be, irrevocably and finally extinguished and such Unsecured Debtholder shall have no further right, title or interest in and to the Unsecured Debt or its Unsecured Debtholder Claim; and

(ii)
the Unsecured Debt and the Unsecured Debt Documents shall be cancelled, provided that the Unsecured Debt Documents shall remain in effect solely to allow the applicable Trustees and Agents to make the distributions set forth in this Plan.

(i)
Concurrently with the steps set forth in Section 5.3(f) above, Concordia shall pay to each Funding Private Placement Party its Private Placement Pro Rata Share of the Private Placement Commitment Consideration in accordance with Section 4.4.

(j)	Concurrently with the steps set forth in Section 5.3(f) above:

(i)
all accrued and unpaid interest outstanding in respect of the Secured Debt (calculated at the contractual non-default rate applicable under the relevant Secured Debt Document, not including any compound interest and based on the outstanding principal amount of the applicable Secured Debt (not reduced by any unamortized original issue discount), unless there has been a payment default with respect to any scheduled payments of interest (at contractual non-default rates, not including any compound interest) or amortization, as applicable, under the Secured Debt, on or prior to the Effective Date, in which case interest shall accrue at the default-rate for the period from such default until the Effective Date, for certainty, without giving effect to any acceleration under the Secured Debt that may have arisen from the commencement of the CBCA Proceedings) shall be paid by Concordia to the Secured Debtholders in cash;

(ii)
Concordia, the New Senior Secured Debt Guarantors and the New Senior Secured Notes Trustee shall enter into the New Senior Secured Notes Indenture together with all related documentation as agreed by the Applicants, the Majority Initial Consenting Secured Debtholders and the Majority Private Placement Parties, each acting reasonably;

(iii)
Concordia, the New Senior Secured Debt Guarantors and the New Senior Secured Term Loan Agent shall enter into, and the New Senior Secured Term Loan Lenders shall enter into or be deemed to enter into, the New Senior Secured Term Loan Agreement together with all related documentation as agreed by the Applicants, the Majority Initial Consenting Secured Debtholders and the Majority Private Placement Parties, each acting reasonably;

(iv)	in exchange for, and in full and final settlement of, the Remaining Secured Debt, Concordia shall pay to each Secured Debtholder:

(A)	its Secured Debtholder Pro Rata Share of the Secured Debt Repayment Amount in accordance with Section 4.3;

(B)	its Secured Debtholder Pro Rata Share of the Additional Cash Amount, if any, in accordance with Section 4.3;

(C)
its New Senior Secured Debt in the form of New Senior Secured Term Loans and/or New Senior Secured Notes, as applicable in accordance with Section 3.1 (as may be adjusted and/or allocated pursuant to Section 3.1), in an aggregate principal amount equal to its Secured Debtholder Pro Rata Share of the New Senior Secured Debt Aggregate Principal Amount, as adjusted based on the EUR/USD Exchange Rate on the FX Date to the extent that it receives a portion of its New Senior Secured Term Loans in the form of EUR New Senior Secured Term Loans in accordance with Section 3.1, which New Senior Secured Debt shall be distributed in the manner described in Section 4.1; and

(D)	if such Secured Debtholder is an Early Consenting Secured Debtholder, its Secured Debtholder Early Consent Cash Consideration in accordance with Section 4.3,

provided that all consideration payable by Concordia to the Secured Swap Lender in consideration for the full and final settlement of its Secured Debtholder Claims under the Secured Swap Instruments shall be paid by Concordia on behalf of CIJL.

(k)
Except as set forth in Section 3.1(j)(ii), concurrently with the delivery of the Secured Debt Repayment Amount, the Additional Cash Amount, the New Senior Secured Debt and the Secured Debtholder Early Consent Cash Consideration as contemplated by Section 5.3(j)(iv) and Article 4:

(1)
the Secured Debtholder Claims shall, and shall be deemed to be, irrevocably and finally extinguished and such Secured Debtholder shall have no further right, title or interest in and to the Secured Debt or its Secured Debtholder Claim;

(2)
the Secured Debt and the Secured Debt Documents shall be cancelled, provided that the Secured Debt Documents shall remain in effect solely to allow the applicable Trustees and Agents to make the distributions set forth in this Plan; and

(3)
all security interests granted by any of the Concordia Entities in respect of the Secured Debt shall be, and shall be deemed to be, released, discharged and extinguished pursuant to this Plan, and the Collateral Agents shall be directed to file any and all documents necessary to effectuate the release of all liens or security interests created pursuant to the Secured Debt Documents in any and all applicable jurisdictions.

(l)	CHCL shall transfer all of its assets to Concordia in consideration for a non-interest bearing promissory note issued by Concordia in a principal amount equal to the value of the transferred assets.

(m)
Concordia shall pay in full in cash the outstanding reasonable and documented fees and expenses of the Advisors pursuant to the terms and conditions of applicable fee arrangements entered into by Concordia with the Advisors (except as such terms relate to the timing for payment of such reasonable and documented outstanding fees and expenses).

(n)	The releases referred to in Section 7.1 shall become effective.

(o)
Unless otherwise agreed by Concordia and the Majority Private Placement Parties the board of directors of Concordia immediately prior to the Effective Time shall be deemed to have resigned and the New Directors shall be deemed to have been appointed.

(p)
The board of directors of Concordia, the Existing Shareholders and those persons receiving New Limited Voting Shares pursuant to this Plan shall be deemed to have (i) repealed By-law No. 1 and By-Law No. 2 of Concordia, in each case, effective immediately prior to the Effective Time and (ii) adopted and approved a new general by-law of Concordia, which shall be in form and substance satisfactory to Concordia, acting reasonably, and the Majority Private Placement Parties.

(q)	The Management Incentive Plan shall be deemed to be approved by the Existing Shareholders and those persons receiving New Limited Voting Shares pursuant to this Plan.

ARTICLE 6
RELEASE OF FUNDS FROM ESCROW

6.1	Release of Funds from Escrow

The Escrow Agent shall release the Funded Amounts, or portions thereof, as follows and in accordance with the terms of the Escrow Agreements:

(a)	On the Effective Date, the Escrow Agent shall release from escrow to or on behalf of Concordia, at the applicable time, the Funded Amounts pursuant to and in accordance with Section 5.3.

(b)
If any Funding Private Placement Party (or its Intermediary, as applicable) provides to the Escrow Agent more than its Private Placement Commitment under the Subscription Agreement, the Escrow Agent shall as soon as practicable return any excess funds to such Funding Private Placement Party (or its Intermediary, as applicable).

ARTICLE 7
RELEASES

7.1	Release of Released Parties

At the applicable time pursuant to Section 5.3 each of the Released Parties shall be released and discharged from all present and future actions, causes of action, damages, judgments, executions, obligations, liabilities and Claims of any kind or nature whatsoever arising on or prior to the Effective Date in connection with the Debt, the Debt Documents, the Affected Equity Claims, the Two Year Equity Bridge Credit and Guaranty Agreement, the Equity Unsecured Bridge Loan Settlement, the Subordinated Promissory Note Settlement, the Support Agreement, the Subscription Agreement, the Private Placement, this Plan, the CBCA Proceedings, the transactions contemplated hereunder and any proceedings commenced with respect to or in connection with this Plan, and any other actions or matters related directly or indirectly to the foregoing, provided that nothing in this paragraph shall release or discharge (i) any of the Released Parties from or in respect of its obligations under this Plan, the Support Agreement, the Subscription Agreement, the Investor Rights Agreement or the other Definitive Documents, (ii) any Existing Equity Class Action Claims which shall be treated as set out in Section 7.4 below, or (iii) any Released Party from liabilities or claims attributable to any Released Party’s fraud, wilful misconduct, criminal act or criminal omission, as determined by the final, non-appealable judgment of a court of competent jurisdiction, other than or except in respect of any such liabilities or claims in respect of an Affected Equity Claim, all of which Affected Equity Claims are hereby fully and finally cancelled, released, dismissed and enjoined as of the Effective Date.

7.2	Additional Released Parties

At any time and from time to time on or before the date of the Final Order, Schedule “A” to this Plan may be amended, restated, modified or supplemented by Concordia, with the prior written consent of the Majority Private Placement Parties, in order to add any Person as an Additional Released Party provided that such Person, through its conduct or otherwise, has provided the Concordia Entities (or any of them) with consideration or value acceptable to Concordia and the Majority Private Placement Parties, each acting reasonably. Any such amendment, restatement, modification and/or supplement of Schedule “A” shall be deemed to be effective automatically upon receipt of the prior written consent of the Majority Private Placement Parties Upon an amendment, restatement, modification or supplement to Schedule “A”, Concordia shall (i) provide notice to the service list in the CBCA Proceedings of such amendment, restatement, modification and/or supplement of Schedule “A”, and (ii) file a copy thereof with the Court.

7.3	Injunctions

All Persons are permanently and forever barred, estopped, stayed and enjoined, on and after the Effective Date, with respect to any and all Released Claims, from (i) commencing, conducting or continuing in any manner, directly or indirectly, any action, suits, demands or other proceedings of any nature or kind whatsoever against the Released Parties, as applicable; (ii) enforcing, levying, attaching, collecting or otherwise recovering or enforcing by any manner or means, directly or indirectly, any judgment, award, decree or order against the Released Parties; (iii) creating, perfecting, asserting or otherwise enforcing, directly or indirectly, any lien or encumbrance of any kind against the Released Parties or their property; or (iv) taking any actions to interfere with the implementation or consummation of this Plan; provided, however, that the foregoing shall not apply to the enforcement of any obligations under this Plan.

7.4	Existing Equity Class Action Claims

From and after the Effective Date, any Person having an Existing Equity Class Action Claim against Concordia or any of its current or former officers and/or directors shall only be permitted to continue its Existing Equity Class Action Claim to the point of determination of liability, if any, and seeking the enforcement of any judgement solely as against the Insurance Policies, to the extent available in respect of any such Existing Equity Class Action Claim. Any such Person shall be irrevocably and forever limited solely to recovery from the proceeds of the Insurance Policies payable on behalf of Concordia or its directors and officers in respect of any such Existing Equity Class Action Claim, and such Person shall have no right to, and shall not, directly or indirectly, make any claim or seek any recoveries from any of the Concordia Entities or any of their respective current or former officers and directors in respect of an Existing Equity Class Action Claim, other than enforcing such Person’s rights to be paid by the applicable insurer(s) from the proceeds of the applicable Insurance Policies. Nothing in this paragraph prejudices, compromises, releases or otherwise affects (i) any right or defence of any insurer in respect of an Insurance Policy or (ii) any Person having an Existing Equity Class Action Claim from recovering against Concordia’s current and former directors and officers for any liabilities or claims attributable to any such director or officer’s fraud, wilful misconduct, criminal act or criminal omission, as determined by the final, non-appealable judgment of a court of competent jurisdiction, provided that all defence costs of any action referred to in this subsection (ii) shall not be paid by any of the Concordia Entities.

ARTICLE 8
CONDITIONS PRECEDENT AND IMPLEMENTATION

8.1	Conditions to Plan Implementation

The implementation of this Plan shall be conditional upon the fulfillment, satisfaction or waiver (to the extent permitted by Section 8.2) of the following conditions:

(a)
The Court shall have granted the Final Order and the Final Order shall have become a final order, the implementation, operation or effect of which shall not have been stayed, varied in a manner not acceptable to the Applicants or the Majority Initial Consenting Debtholders, vacated or subject to pending appeal and as to which order any appeal periods relating thereto shall have expired;

(b)	No Law shall have been passed and become effective, the effect of which makes the consummation of this Plan illegal or otherwise prohibited;

(c)	All conditions to implementation of this Plan set out in the Support Agreement shall have been satisfied or waived in accordance with their terms;

(d)	All conditions to implementation of this Plan set out in the Subscription Agreement shall have been satisfied or waived in accordance with their terms;

(e)
Concordia shall be a public company following the implementation of the Plan and the Limited Voting Shares shall be approved for trading on the TSX or on another Designated Offshore Securities Market acceptable to the Majority Private Placement Parties, subject only to receipt of customary final documentation; and

(f)	The Articles Amendments shall be in form and substance acceptable to Applicants and the Majority Private Placement Parties.

8.2	Waiver of Conditions

The Applicants and the Majority Initial Consenting Debtholders may at any time and from time to time waive the fulfillment or satisfaction, in whole or in part, of the conditions set out herein, to the extent and on such terms as such parties may agree, each acting reasonably, provided however that the condition set out in Sections 8.1(a), 8.1(b), 8.1(c) and 8.1(d) cannot be waived and the condition set out in Section 8.1(1) can only be waived with the consent of the Applicants and the Majority Private Placement Parties.

8.3	Effectiveness

This Plan will become effective in the sequence described in Section 5.3 on the filing of the Articles of Arrangement and the issuance of the Certificate of Arrangement, and shall be binding on and enure to the benefit of the Concordia Entities, the Debtholders, the Trustees and Agents, all Existing Equity Holders, all Persons with any Existing Equity Class Action Claim, the Released Parties, the directors and officers of the Concordia Entities and all other Persons named or referred to in, or subject to, this Plan and their respective successors and assigns and their respective heirs, executors, administrators and other legal representatives, successors and assigns. The Articles of Arrangement shall be filed and the Certificate of Arrangement shall be issued in each case with respect to the Arrangement in its entirety. The Certificate of Arrangement shall be conclusive evidence that the Arrangement has become effective and that each of the provisions in Section 5.3 has become effective in the sequence set forth therein. No portion of this Plan shall take effect with respect to any party or Person until the Effective Time.

ARTICLE 9
GENERAL

9.1	Deemed Consents, Waivers and Agreements

At the Effective Time:

(a)
each Debtholder and Existing Equity Holder shall be deemed to have consented and agreed to all of the provisions of this Plan in its entirety (both as a Debtholder and as a holder of Existing Equity, if applicable);

(b)
each Concordia Entity, Debtholder and Existing Equity Holder shall be deemed to have executed and delivered to the other parties all consents, releases, assignments and waivers, statutory or otherwise, required to implement and carry out this Plan in its entirety; and

(c)
all consents, releases, assignments and waivers, statutory or otherwise, required to implement and carry out this Plan in its entirety shall be deemed to have been executed and delivered to the Concordia Entities.

9.2	Waiver of Defaults

From and after the Effective Time, all Persons shall be deemed to have consented and agreed to all of the provisions of this Plan in its entirety. Without limiting the foregoing, all Persons shall be deemed to have:

(a)
waived any and all defaults or events of default, third-party change of control rights or any non-compliance with any covenant, warranty, representation, term, provision, condition or obligation, expressed or implied, in any contract, instrument, credit document, lease, licence, guarantee, agreement for sale or other agreement, written or oral, in each case relating to, arising out of, or in connection with, the Debt or the Debt Documents, the Support Agreement, the Subscription Agreement, the Arrangement, the Arrangement Agreement, this Plan, the transactions contemplated hereunder and any proceedings commenced with respect to or in connection with this Plan and any and all amendments or supplements thereto. Any and all notices of default and demands for payment or any step or proceeding taken or commenced in connection with any of the foregoing shall be deemed to have been rescinded and of no further force or effect, provided that nothing shall be deemed to excuse the Concordia Entities and their respective successors from performing their obligations under this Plan; and

(b)
agreed that, if there is any conflict between the provisions of any agreement or other arrangement, written or oral, existing between such Person and the Concordia Entities and the provisions of this Plan, then the provisions of this Plan take precedence and priority and the provisions of such agreement or other arrangement are deemed to be amended accordingly, provided, however, that notwithstanding any other provision of this Plan, nothing herein shall affect the obligations of any of the Concordia Entities to any employee thereof in their capacity as such (for greater certainty, other than with respect to the Affected Equity and the Affected Equity Claims), including any contract of employment between any Person and any of the Concordia Entities.

9.3	Compliance with Deadlines and Elections

The Applicants have the right to waive strict compliance with the New Senior Secured Notes Election Deadline and the Early Consent Date, and shall be entitled to waive any deficiencies with respect to any elections, forms or other documentation submitted pursuant to this Plan.

9.4	Paramountcy

From and after the Effective Date, any conflict between this Plan and the covenants, warranties, representations, terms, conditions, provisions or obligations, expressed or implied, of any contract, mortgage, security agreement, indenture, trust indenture, loan agreement, commitment letter, by-laws or other agreement, written or oral, and any and all amendments or supplements thereto existing between one or more of the Debtholders and any of the Concordia Entities as at the Effective Date shall be deemed to be governed by the terms, conditions and provisions of this Plan and the Final Order, which shall take precedence and priority.

9.5	Deeming Provisions

In this Plan, the deeming provisions are not rebuttable and are conclusive and irrevocable.

9.6	Modification of Plan

Subject to the terms and conditions of the Support Agreement and the Subscription Agreement;

(a)
the Applicants reserve the right to amend, restate, modify and/or supplement this Plan at any time and from time to time, provided that (except as provided in subsection (c) below) any such amendment, restatement, modification or supplement must be contained in a written document that is (i) filed with the Court and, if made following the Meetings, approved by the Court, and (ii) communicated to the Debtholders and Existing Shareholders in the manner required by the Court (if so required);

(b)
any amendment, modification or supplement to this Plan may be proposed by the Applicants at any time prior to or at the Meetings, with or without any prior notice or communication (other than as may be required under the Interim Order), and if so proposed and accepted at the Meetings, shall become part of this Plan for all purposes; and

(c)
any amendment, modification or supplement to this Plan may be made following the Meetings by the Applicants, without requiring filing with, or approval of, the Court, provided that it concerns a matter which is of an administrative nature and is required to better give effect to the implementation of this Plan and is not materially adverse to the financial or economic interests of any of the Debtholders or Existing Shareholders,

For the avoidance of doubt, any modification to the Plan pursuant to this Section 9.6 must be in a form and substance acceptable to the Majority Initial Consenting Debtholders.

9.7	Notices

Any notice or other communication to be delivered hereunder must be in writing and refer to this Plan and may, as hereinafter provided, be made or given by personal delivery, ordinary mail or email addressed to the respective parties as follows;

(a)	If to the Applicants, or any other of the Concordia Entities, at:

Concordia International Corp.
c/o Goodmans LLP
333 Bay Street, Suite 3400 Toronto, Ontario
M5H 2S7

	Attention:	Robert J. Chadwick, Brendan O’Neill and Caroline Descours
	Email:	rchadwick@goodmans.ca
boneill@goodmans.ca
cdescours@goodmans.ca

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square
New York, 10036-6522

Attention:	Paul D. Leake, Shana A. Elberg and Carl T. Tullson
Email:	paul.leake@skadden.com
shana.elberg@skadden.com
carl.tullson@skadden.

(b)	If to any of the Initial Consenting Secured Debtholders:

Osler, Hoskin & Harcourt LLP
100 King Street West, Suite 6200 Toronto, Ontario
M5X 1B8

	Attention:	Marc Wasserman & Martino Calvaruso
	Email:	mwasserman@osler.com
mcalvaruso@osler.com

with a copy to:

White & Case LLP 5 Old Broad Street London, UK EC2N 1DW

Attention:	Christian Pilkington and Ben Davies
Email:	cpilkington@whitecase.com
bdavies@whitecase.com

and

1221 Avenue of the Americas New York, NY
10020

Attention:	Thomas E Lauria and Harrison Denman
Email:	tlauria@whitecase.com
hdenman@whitecase.com

(c)	If to any of the Initial Consenting Unsecured Debtholders:

Bennett Jones LLP
3400 One First Canadian Place, P.O. Box 130 Toronto, Ontario
M5X 1A4

	Attention:	Kevin Zych and Sean Zweig
	Email:	zychk@bennettjones.com
zweigs@bennettjones.com

with a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas
New York, NY
10019-6064

Attention:	Andrew N. Rosenberg and Jacob A. Adlerstein
Email:	arosenberg@paulweiss.com
jadlerstein@paulweiss.com

and with a copy to:

Ashurst LLP
5 Appold Street London, UK EC2A 2AG

Attention:	Giles Boothman and Amrit Khosa
Email:	giles.boothman@ashurst.com
amrit.khosa@ashurst.com

(d)
If to any of the Consenting Debtholders who are neither Initial Consenting Secured Debtholders nor Initial Consenting Unsecured Debtholders at the address set forth for each applicable Consenting Debtholder on its signature page to the Support Agreement, or to such other address as any party above may from time to time notify the others in accordance with this Section 9.7. In the event of any strike, lock-out or other event which interrupts postal service in any part of Canada, all notices and communications during such interruption may only be given or made by personal delivery or by email and any notice or other communication given or made by prepaid mail within the five (5) Business Day period immediately preceding the commencement of such interruption, unless actually received, shall be deemed not to have been given or made. Any such notices and communications so given or made shall be deemed to have been given or made and to have been received on the day of delivery if delivered, or on the day of emailing, provided that such day in either event is a Business Day and the communication is so delivered or emailed before 5:00 p.m. on such day. Otherwise, such communication shall be deemed to have been given and made and to have been received on the next following Business Day. The unintentional failure by the Applicants to give a notice contemplated hereunder to any particular Debtholder or Existing Shareholder shall not invalidate this Plan or any action taken by any Person pursuant to this Plan.

9.8	Different Capacities

Subject to the Support Agreement and the Interim Order, if any Person holds more than one type, series or class of Existing Equity or Debt, as the case may be, such Person shall have all of the rights given to a holder of each particular type, series or class of Existing Equity or Debt so held. Subject to the Support Agreement and the Interim Order, nothing done by a Person acting in its capacity as a holder of a particular type, series or class of Existing Equity or Debt, as the case may be, affects such Person’s rights as a holder of another type, series or class Existing Equity or Debt.

9.9	Consent of Majority Initial Consenting Debtholders and Majority Private Placement Parties

For the purposes of this Plan:

(a)
any matter requiring the agreement, waiver, consent or approval of the Majority Initial Consenting Debtholders shall be deemed to have been agreed to, waived, consented to or approved by such Majority Initial Consenting Debtholders if such matter is agreed to, waived, consented to or approved in writing by (i) Osler, Hoskin & Harcourt LLP on behalf of the Majority Initial Consenting Secured Debtholders, and (ii) Bennett Jones LLP on behalf of the Initial Consenting Unsecured Debtholders, provided that each of Osler, Hoskin & Harcourt LLP and Bennett Jones LLP confirms in writing (which can be by way of e-mail) that it is providing such agreement, consent, waiver or approval on behalf of the Majority Initial Consenting Secured Debtholders or Majority Initial Consenting Unsecured Debtholders, as applicable; and

(b)
any matter requiring the agreement, waiver, consent or approval of the Majority Private Placement Parties shall be deemed to have been agreed to, waived, consented to or approved by the Majority Private Placement Parties if such matter is agreed to, waived, consented to or approved in writing by each of Osler, Hoskin & Harcourt LLP and Bennett Jones LLP, provided that Osler, Hoskin & Harcourt LLP and Bennett Jones LLP confirm in writing (which can be by way of e-mail) that they are providing such agreement, consent, waiver or approval on behalf of the Majority Private Placement Parties.

9.10	Further Assurances

(a)
Notwithstanding that the transactions and events set out herein will occur and be deemed to occur in the order set out in this Plan without any further act or formality, each of the Persons named or referred to in, affected by or subject to, this Plan will make, do and execute, or cause to be made, done and executed, all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may reasonably be required by any of them to carry out the full intent and meaning of this Plan and to give effect to the transactions contemplated herein.

(b)
Without limiting any other provision in this Plan, the Concordia Entities, the Secured Term Loan Agent, the Secured Notes Trustee, the Collateral Agents, the Secured Swap Lender and any of their respective agents, designees or assigns shall be authorized and directed to take such steps and prepare, execute and submit such forms and documents, and complete such filings as are necessary to effectuate and/or evidence the full and final discharge and release of any and all security registrations and/or statements made pursuant to or in connection with the Secured Debt Documents and the full and final discharge and release of any and all security interests and liens upon any and all of the property and assets of the Concordia Entities created under the Secured Debt Documents, in any jurisdiction in which the Concordia Entities have property or assets or conduct business, and each Secured Debtholder shall be deemed to have consented and agreed to all such steps and actions.

SCHEDULE A

ADDITIONAL RELEASED PARTIES

None.

SCHEDULE B

ARTICLES AMENDMENTS

The articles of the above-named corporation are amended as follows:

Les statuts de la société mentionnée ci-dessus sont modifiés de la façon suivante:

The Corporation amends its articles to (A) provide for (i) a class of Class A special shares; (ii) a class of Class B special shares; (iii) a class of Class C special shares; and (iv) a fixed number of 7 directors; and (B) redesignate the common shares as limited voting shares.

The authorized capital of the Corporation consists of:

(a)	an unlimited number of limited voting shares (the “Limited Voting Shares”);

(b)	1,000 Class A special shares (the “Class A Special Shares”);

(c)	1,000 Class B special shares (the “Class B Special Shares”); and

(d)	2,000 Class C special shares (the “Class C Special Shares”).

The rights, privileges, restrictions and conditions attaching to the Limited Voting Shares, the Class A Special Shares, the Class B Special Shares and the Class C Special Shares are set forth in Schedule “A” to these Articles of Arrangement.

SCHEDULE A
ARTICLES OF ARRANGEMENT

Share Provisions

1.	Definitions

In this Schedule “A” the following terms shall have the following meanings:

(a)	“Act” means the Canada Business Corporations Act, as the same exists or may hereafter be amended from time to time;

(b)
“Action” shall mean any action, complaint, petition, suit, arbitration, audit, hearing, litigation, judicial or other proceeding, whether civil, administrative or criminal, at law or in equity, before any Governmental Entity;

(c)
“Affiliate” (and, with a correlative meaning, “affiliated”) means, with respect to any Person, any direct or indirect Subsidiary of such Person, and any other Person that directly, or through one or more intermediaries, controls or is controlled by or is under common control with such first Person, and includes any account or fund managed by such Person over which such Person has voting or investment discretion, including as investment manager, advisor or subadvisor; provided, that, without limitation to the foregoing, and solely for the purposes of Sections 3.1, 3.9, 4.1 and 4.9, as applicable, (i) an “Affiliate” of a GSO Fund, shall include GSO, any GSO Fund, any of their respective Affiliates and any other Person that, at such time, directly or indirectly through one or more intermediaries, is controlled by, or is under common control with a GSO Fund (but not including limited partners or other investors in any such GSO Fund or any portfolio companies of such GSO Fund), and (ii) an “Affiliate” of a Solus Fund, shall include Solus, any Solus Fund, any of their respective Affiliates and any other Person that, at such time, directly or indirectly through one or more intermediaries, is controlled by, or is under common control with a Solus Fund (but not including limited partners or other investors in any such Solus Fund or any portfolio companies of such Solus Fund). The term “control” (including with correlative meanings, “controlled by” and “under common control with”) means possession, directly or indirectly, of power to direct or cause the direction of management or policies or the power to appoint and remove a majority of directors (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise);

(d)
A Person shall be deemed the “beneficial owner” of, and to have “beneficial ownership” of, and to “beneficially own” any security of which such Person has direct or indirect beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act);

(e)	“Board” means the board of directors of the Corporation;

(f)
“Change of Control” means the occurrence of an acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of direct or indirect beneficial ownership of 50% or more of the then issued and outstanding Limited Voting Shares (including by way of sale, merger, amalgamation, arrangement, business combination, consolidation, reorganization or other similar transaction);

(g)
“Consideration” means the consideration that each holder of Limited Voting Shares is entitled to receive, or entitled to elect to receive, as the case may be, pursuant to an Exchange and Transfer and a Qualifying Purchase Agreement, as applicable;

(h)	“Corporation” means Concordia International Corp.;

(i)
“Debt” means, with respect to any Person at any time of determination, without duplication, (i) any obligations under any indebtedness for borrowed money (including all obligations for principal, interest premiums, penalties, fees, expenses, breakage costs and bank overdrafts thereunder), (ii) any indebtedness evidenced by any note, bond, debenture or other debt security, (iii) any commitment by which a Person assures a financial institution against loss (including reimbursement obligations with respect to drawn letters of credit), (iv) any off balance sheet financing, (v) all obligations under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a consolidated balance sheet of such Person and its Subsidiaries in accordance with IFRS, (vi) any payment obligations in respect of banker’s acceptances or drawn letters of credit, (vii) any mark-to-market value of swaps, collars, caps and similar hedging obligations, (viii) all obligations for the deferred and unpaid purchase price of property or services (other than trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice), (ix) any indebtedness referred to in clauses (i) through (viii) above of any other Person which is either guaranteed by, or secured by a lien upon such Person referred to in the lead in of this definition or any of its assets and (x) accrued and unpaid interest of any obligation under clauses (i) through (ix);

(j)	“Dollars” or “$” refers to U.S. dollars;

(k)	“Effective Date” means the date of the Articles of Arrangement providing for, among other things, the creation of the Class A Special Shares, the Class B Special Shares and the Class C Special Shares;

(l)	“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

(m)
“Exchange and Transfer” means the Transfer by all holders of Limited Voting Shares to the Purchaser of Transferred Limited Voting Shares at the Exchange Time for the Consideration to effect a Change of Control in accordance with the terms of and subject to the conditions under the Qualifying Purchase Agreement and Section 6 of these articles;

(n)
“Exchange Time” means 8:00 a.m. (Toronto time) on the fifth (5th) Trading Day after all conditions to the completion of the Exchange and Transfer pursuant to the Qualifying Purchase Agreement have been satisfied or waived (other than conditions that can be and will be satisfied at the Exchange Time) or at such other time and/or such earlier or later date as the Corporation and the Purchaser may agree in writing in accordance with the terms of the Qualifying Purchase Agreement;

(o)
“Governmental Entity” means any government, regulatory authority, governmental department, agency, commission, bureau, official, minister. Crown corporation, court, board, tribunal or dispute settlement panel or other law, rule or regulation-making organization or entity: (a) having or purporting to have jurisdiction on behalf of any nation, province, territory or state or any other geographic or political subdivision of any of them; or (b) exercising, or entitled or purporting to exercise any administrative, executive, judicial, legislative, policy, regulatory or taxing authority or power;

(p)	“GSO” means GSO Capital Partners LP, a [•] limited partnership;

(q)	“GSO Fund” means any fund managed by or advised by GSO and/or its Affiliates;

(r)	“IFRS” means the International Financial Reporting Standards as issued by the International Accounting Standards Board at the relevant time;

(s)	“Independent Director” has the meaning set out in the Investor Rights Agreement;

(t)
“Investor Party” at any time means a holder of Limited Voting Shares (other than any holder of Class A Special Shares or Class B Special Shares and any of their respective Affiliates) party to the Investor Rights Agreement;

(u)	“Investor Rights Agreement” means the agreement dated as of the Effective Date among the Corporation and certain holders of Limited Voting Shares, as amended from time to time;

(v)	“issued and outstanding Limited Voting Shares” means, at any time, the number of Limited Voting Shares issued and outstanding as reflected on the share register of the Corporation;

(w)	“MI 61-101” means Multilateral Instrument 61-101 Protection of Minority Security Holders in Special Transactions, as the same exists or may hereafter be amended from time to time;

(x)	“Non-Receiving Substitute Plan Sponsor” means a Substitute Plan Sponsor that does not elect to become a Receiving Substitute Plan Sponsor pursuant to the Investor Rights Agreement;

(y)	“Objecting Substitute Plan Sponsor” means a Substitute Plan Sponsor that has objected in writing to a proposed Restricted Transaction pursuant to the Investor Rights Agreement;

(z)
“Person” means an individual, a corporation, a partnership, a limited liability company, organization, trustee, executor, administrator, a trust, an unincorporated association, a Governmental Entity or any agency, instrumentality or political subdivision of a Governmental Entity, or any other entity or body;

(aa)	“Purchaser” means the purchaser or purchasers, as applicable, of all the Transferred Limited Voting Shares pursuant to the Qualifying Purchase Agreement;

(bb)
“Qualifying Purchase Agreement” means an agreement between the Purchaser and the Corporation to effect a Change of Control (i) that would not require a majority of the minority vote of the holders of Limited Voting Shares under MI-61-101, other than a majority of the minority vote required as a result of (A) any senior officer receiving a collateral benefit and such senior officer beneficially owns less than ten percent (10%) of the issued and outstanding Limited Voting Shares or (B) a related party receiving a collateral benefit arising from the repayment of any Debt owed by the Corporation or any of its Subsidiaries to such party in accordance with its terms, (ii) which a majority of the Board, including at least one Independent Director, has approved as being in the best interests of the Corporation and fair to the holders of the Limited Voting Shares, and (iii) which has been approved by (A) the holders of a majority of the issued and outstanding Limited Voting Shares by written consent or (B) the majority of the votes cast in person or by proxy at a duly constituted meeting of the holders of Limited Voting Shares called to consider, and if deemed advisable, approve a Change of Control transaction contemplated by the Qualifying Purchase Agreement;

(cc)
“Receiving Substitute Plan Sponsor” means a Substitute Plan Sponsor that has given written notice to the Corporation requesting information relating to a proposed Restricted Transaction, pursuant to the terms of the Investor Rights Agreement;

(dd)	“Related Party Transaction” means a “related party transaction” as defined in MI 61-101;

(ee)	“Restricted Transaction” means any of the following actions by the Corporation or any of its Subsidiaries:

(i)	any transaction or series of related transactions resulting in the incurrence of any Debt after the Effective Date in excess of $100 million, other than any drawdown under the Revolving Facility;

(ii)
any settlement or appeal of any material Action, including, for greater certainty, any settlement or appeal of any Action arising out of or in connection with any UK Competition and Marketing Authority investigation relating to the Corporation or any of its Subsidiaries;

(iii)
any (i) purchase or acquisition, or (ii) sale, lease, transfer or divestiture, in each case through one transaction or a series of related transactions and whether by merger, consolidation, amalgamation, arrangement, business combination, recapitalization or otherwise, involving a value, proceeds or cost to the Corporation or its Subsidiaries in excess of $100 million (which for greater certainty shall not include any Change of Control or any internal reorganization solely among the Corporation and/or its Subsidiaries; or

(iv)	any agreement, understanding, contract or commitment to effect any of the foregoing;

(ff)	“Revolving Facility” means a revolving facility of the Corporation in place from time to time with a total outstanding principal amount not to exceed $250,000,000;

(gg)	“Solus” means Solus Alternative Asset Management LP;

(hh)	“Solus Fund” means any fund managed by or advised by Solus and/or its Affiliates;

(ii)
“Subsidiary” or “subsidiary” means, with respect to any Person, any corporation, limited liability company, joint venture or partnership of which such Person (a) beneficially owns, either directly or indirectly, more than fifty percent (50%) of (i) the total combined voting power of all classes of voting securities of such entity, (ii) the total combined equity interests of such entity, or (iii) the capital or profit interests, in the case of a partnership; or (b) otherwise has the power to vote, either directly or indirectly, sufficient securities to elect a majority of the board of directors or similar governing body of such entity;

(jj)
“Tax” or “Taxes” means any and all national, federal, foreign, state, provincial or local income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, assets, real property, personal property, sales, use, transfer, registration, value added, alternative or add on, minimum, estimated or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not;

(kk)
“Trading Day” means the day on which the principal Canadian or United States securities exchange (as determined by the Board) on which the Limited Voting Shares are listed or admitted to trading is open for the transaction of business;

(ll)
“Transfer” means, with respect to any security, any sale, assignment, transfer, loan, gift or any other disposition of such security (including (i) through any derivatives transaction which has the effect of transferring all or part of the economic benefits and/or risks of ownership of such security to another Person, or (ii) in connection with or pursuant to the foreclosure of, or other realization upon, any security interest, pledge, encumbrance, or hypothecation on such security), whether voluntarily or by operation of law, whether for consideration or for no consideration;

(mm)	“Transfer Agent” means the transfer agent for the Limited Voting Shares from time to time;

(nn)
“Transferred Limited Voting Shares” means, in respect of a holder of Limited Voting Shares, a number of such holder’s Limited Voting Shares to be Transferred pursuant to Section 6 as determined pursuant to the terms of the applicable Qualifying Purchase Agreement.

2.	Limited Voting Shares

The common shares of the Corporation are hereby redesignated as Limited Voting Shares. The Limited Voting Shares shall have attached thereto, as a class, the following rights, privileges, restrictions and conditions:

2.1
The holders of the Limited Voting Shares shall be entitled to one vote for each Limited Voting Share on all matters to be voted on at all meetings of shareholders of the Corporation, other than meetings at which only the holders of another class or series of shares are entitled to vote separately as a class or series.

2.2	The holders of the Limited Voting Shares shall be entitled to receive, on a ratable basis, any dividend declared by the Corporation in respect of the Limited Voting Shares.

2.3
Subject to the rights of the holders of any other class of shares of the Corporation ranking in priority to the Limited Voting Shares, the remaining property and assets of the Corporation available for distribution, after payment of liabilities, upon the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation shall be distributed ratably among the holders of the Limited Voting Shares.

3.	Class A Special Shares

The Class A Special Shares shall have attached thereto, the following rights, privileges, restrictions and conditions:

3.1
In this Sections, solely for the purposes of calculating the aggregate beneficial ownership of Limited Voting Shares for the purposes of Sections 3.3, 3.10 and 3.13, the aggregate beneficial ownership of the holders of the Class A Special Shares shall include (without duplication) all Limited Voting Shares which are beneficially owned by all holders of Class A Special Shares and all of their Affiliates; provided that a holder of Class A Special Shares shall not be deemed to beneficially own Limited Voting Shares (i) over which GSO or any of its Affiliates exercises voting control pursuant to a voting trust, proxy or other similar agreement with a Person that is not an Affiliate of GSO or any GSO Fund, or (ii) which are owned by GSO or any GSO Fund but with respect to which all or part of the economic benefits and/or risks of ownership of such Limited Voting Shares are conferred to any Person (other than (x) any other GSO Fund or any of its Affiliates or (y) a limited partner of, or investor in, any GSO Fund in its capacity as such).

3.2
The holders of the Class A Special Shares shall be entitled to receive notice of, to attend and speak at any meeting of the holders of Limited Voting Shares. Notwithstanding the foregoing, the holders of the Class A Special Shares shall not be entitled either to vote their Class A Special Shares at any meeting of the holders of Limited Voting Shares or to consent in writing, other than:

(a)	in respect of the right of the holders of the Class A Special Shares to elect and remove Class A Directors in accordance with this Section 3; and

(b)	as a separate class (i) pursuant to the rights granted under the Act, or (ii) upon any proposed change to the number of directors pursuant to paragraph 173(l)(m) of the Act.

3.3
The holders of the Class A Special Shares shall be entitled to elect such number of directors of the Corporation (each a “Class A Director”, and collectively, the “Class A Directors”) as set forth below:

(a)
for so long as the holders of the Class A Special Shares beneficially own, in the aggregate, twenty four and nine-tenths percent (24.9%) or more of the issued and outstanding Limited Voting Shares, the holders of the Class A Special Shares shall be entitled to elect to the Board two (2) directors; and

(b)
for so long as the holders of the Class A Special Shares beneficially own, in the aggregate, less than twenty four and nine-tenths percent (24.9%) but not less than twelve and one half percent (12.5%) of the issued and outstanding Limited Voting Shares, the holders of the Class A Special Shares shall be entitled to elect to the Board one (1) director.

3.4

(a)
At least thirty-five (35) days prior to any meeting of the shareholders of the Corporation at which the holders of the Class A Special Shares shall be entitled to elect Class A Directors, the holders of a majority of the Class A Special Shares shall be entitled to submit to the Corporation in writing the nominee Class A Director or Class A Directors, as applicable, that the holders of the Class A Special Shares are entitled to elect pursuant to Sections 3.3 and 3.4. If the holders of a majority of the Class A Special Shares fail to submit to the Corporation the Class A Director nominee or nominees pursuant to the previous sentence, then the holders of the Class A Special Shares shall be deemed to have nominated the incumbent Class A Director or Class A Directors, as applicable, elected to the Board.

(b)
The election of the Class A Directors may be conducted by a resolution in writing signed by all the holders of the Class A Special Shares, to be effective on the date of the Corporation’s annual meeting of voting shareholders or on such other date as specified in such resolution, or at a meeting of the holders of the Class A Special Shares.

(c)
Each Class A Director elected pursuant to Sections 3.3 and 3.4 shall hold office until the next annual meeting of shareholders of the Corporation or until his or her removal or resignation in accordance with Sections 3.5 through 3.7.

3.5
Only the holders of the Class A Special Shares will be entitled to remove any Class A Director. The holders of the Class A Special Shares will be entitled at any time, subject to applicable law, to remove any one or more of the Class A Directors and to elect a successor Class A Director who will, promptly upon the removal of the applicable Class A Director, be appointed to the Board as a replacement Class A Director.

3.6
The removal of one or more Class A Directors by the holders of the Class A Special Shares may be conducted by a resolution in writing signed by all the holders of the Class A Special Shares, to be effective on the date specified in such resolution, or by the majority of the votes cast in person or by proxy at a duly constituted meeting of the holders of the Class A Special Shares.

3.7
If, as a result of death, disability, retirement, resignation, removal (with or without cause) or otherwise, there shall exist or occur any vacancy on the Board with respect to a Class A Director, or for any other reason there are at any time fewer Class A Directors serving on the Board than permitted pursuant to Section 3.3, the resulting vacancy shall be filled by an individual who shall be nominated and elected by the holders of the Class A Special Shares in accordance with Section 3.3. If at any time the holders of the Class A Special Shares cease to beneficially own, in the aggregate, the applicable percentage of issued and outstanding Limited Voting Shares set forth in Section 3.3, then the Class A Director or Class A Directors, as applicable, then in office with the shortest tenure as a director of the Corporation (or, if the holders of a majority of the Class A Special Shares provide written notice to the Corporation, the Class A Director or Directors specified in such notice) shall cease to qualify as a “Class A Director” and shall resign forthwith, and the vacancy or vacancies created by such resignation shall be filled by the vote of a majority of the members of the Board in office following such resignation.

3.8	No dividends shall be declared and/or paid by the Corporation on the Class A Special Shares.

3.9
Each Class A Special Share that is Transferred to any Person other than GSO or a GSO Fund or any of their respective Affiliates, shall be converted automatically upon such Transfer into one (1) Class C Special Share.

3.10	Subject to applicable law, including the Act, each Class A Special Share shall be redeemed by the Corporation for a redemption price of Cdn.$1.00 per share upon the earliest to occur of:

(a)
subject to compliance by the Corporation with Section ●[1] of the Investor Rights Agreement, upon the holders of the Class A Special Shares ceasing to beneficially own, in the aggregate, at least twelve and one half percent (12.5%) of the issued and outstanding Limited Voting Shares for thirty (30) consecutive days; or

(b)	the receipt by the Corporation of written demand by any holder of the Class A Special Shares with respect to the redemption of all or any portion of the Class A Special Shares held by such holder.

3.11
In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, the holders of the Class A Special Shares shall be entitled to receive, before any distribution of any part of the property and assets of the Corporation among the holders of the Limited Voting Shares, and pari passu with the holders of Class B Special Shares, Cdn.$1.00 for each Class A Special Share. Except as provided in the foregoing sentence, the holders of Class A Special Shares shall not be entitled to participate in any other part of the property and assets of the Corporation in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary.

1 Cross-reference to the pre-emptive rights provision of the IRA to be inserted.

3.12
Without the prior written consent of the holders of a majority of Class A Special Shares, the Corporation shall not, and shall cause its Subsidiaries not to, enter into any agreement or effect any transaction which could reasonably be expected to result in a material Tax liability for any holder of Class A Special Shares or any of such holder’s Affiliates that materially disproportionately affects such holder of Class A Special Shares or its Affiliates as compared to the Investor Parties.

3.13

(a)
At least twenty-five (25) days prior to effecting any Restricted Transaction, the Corporation shall deliver written notice in the form set forth in Appendix “A” (the “Initial Notice”) to each holder of Class A Special Shares and Class B Special Shares, if any, indicating its intent to effect a Restricted Transaction. If, within ten (10) days following delivery of the Initial Notice, one (1) or more holders of Class A Special Shares gives written notice to the Corporation requesting information relating to such proposed Restricted Transaction (each, a “Receiving Class A Holder”), the Corporation shall promptly deliver written notice (the “Second Notice”) to all Receiving Class A Holders, which notice shall include all relevant information relating to the proposed Restricted Transaction. A Receiving Class A Holder that objects in writing to a proposed Restricted Transaction contemplated by the Second Notice within ten (10) days following delivery of the Second Notice is referred to herein as an “Objecting Class A Holder”. A holder of the Class A Special Shares that does not elect to become a Receiving Class A Holder following the delivery of the Initial Notice is hereafter referred to as a “Non-Receiving Class A Holder”. Notwithstanding the foregoing, any holder of Class A Special Shares may give written notice to the Corporation at any time to temporarily or permanently waive its right to receive the Initial Notice under this Section 3.13 and be automatically deemed to be a Non-Receiving Class A Holder.

(b)	The Corporation shall not, and shall cause its Subsidiaries not to, effect the proposed Restricted Transaction contemplated by the Second Notice if:

(i)
(A) the holders of the Class A Special Shares and the Class B Special Shares beneficially own, in the aggregate, at least thirty percent (30%) of the issued and outstanding Limited Voting Shares and (B) either (1) any Receiving Class A Holder is an Objecting Class A Holder, and (x) any Receiving Class B Holder is an Objecting Class B Holder, or (y) all of the Class B Holders are Non-Receiving Class B Holders, or (2) all of the Class A Holders are Non-Receiving Class A Holders, and any Receiving Class B Holder is an Objecting Class B Holder;

(ii)
(A) there are no Class B Special Shares issued and outstanding, (B) there is an Investor Party (collectively with its Affiliates, the “Substitute Plan Sponsors”) that, collectively with its Affiliates, beneficially owns (x) more Limited Voting Shares than any other Investor Party (collectively with such other Investor Party’s Affiliates) as of the date of the Initial Notice, (y) twelve and one half percent (12.5%) or more of the issued and outstanding Limited Voting Shares, and (z) collectively with the holders of the Class A Special Shares, at least thirty percent (30%) of the issued and outstanding Limited Voting Shares, and (C) either (1) any Receiving Class A Holder is an Objecting Class A Holder, and (x) any Receiving Substitute Plan Sponsor is an Objecting Substitute Plan Sponsor, or (y) all of the Substitute Plan Sponsors are Non-Receiving Substitute Plan Sponsors, or (2) all of the Class A Holders are Non-Receiving Class A Holders, and any Receiving Substitute Plan Sponsor is an Objecting Substitute Plan Sponsor; or

(iii)
(A) there are no Class B Special Shares issued and outstanding, (B) no Investor Party qualifies as a Substitute Plan Sponsor, (C) the holders of the Class A Special Shares beneficially own, in the aggregate, at least thirty percent (30%) of the issued and outstanding Limited Voting Shares, and (D) any Receiving Class A Holder is an Objecting Class A Holder.

(c)
If the Corporation or any of its Subsidiaries are not prevented from effecting a proposed Restricted Transaction pursuant to Section 3.13(b) or Section 4.13(b) (a “Permitted Restricted Transaction”), then the Corporation shall be entitled to consummate, or cause the consummation of, such Restricted Transaction (y) on terms, and subject to conditions, that are substantially the same as those disclosed in the Second Notice, and (z) no later than one hundred and twenty (120) days after the date that is ten (10) days following delivery of the Second Notice to the holders of Class A Special Shares and the Class B Special Shares (the “Closing Deadline”); provided, that, if (i) the terms or conditions of a Permitted Restricted Transaction are modified, altered, waived or amended such that they are not substantially the same as those disclosed in the Second Notice, or (ii) the Permitted Restricted Transaction is not consummated by the Closing Deadline, then such proposed Restricted Transaction shall no longer constitute a Permitted Restricted Transaction and the Corporation shall be required to deliver a new Initial Notice in respect of such proposed Restricted Transaction.

3.14
Notwithstanding anything to the contrary herein or under the Act, the Corporation shall not change the fixed number of seven (7) directors set forth herein or amend the rights, privileges, restrictions and conditions of the Class B Special Shares, or enter into any agreement, commitment, understanding or contract to effect any such change to the fixed number of directors set forth herein or amendment to the rights, privileges, restrictions and conditions of the Class B Special Shares, without the affirmative vote or consent of the holders of a majority of the Class A Special Shares.

4.	Class B Special Shares

The Class B Special Shares shall have attached thereto, the following rights, privileges, restrictions and conditions:

4.1
In this Section 4, solely for the purposes of calculating the aggregate beneficial ownership of Limited Voting Shares for the purposes of Sections 4.3, 4.10 and 4.13, the aggregate beneficial ownership of the holders of the Class B Special Shares shall include (without duplication) all Limited Voting Shares which are beneficially owned by all holders of Class B Special Shares and all of their Affiliates; provided that a holder of Class B Special Shares shall not be deemed to beneficially own Limited Voting Shares (i) over which Solus or any of its Affiliates exercises voting control pursuant to a voting trust, proxy or other similar agreement with a Person that is not an Affiliate of Solus or any Solus Fund, or (ii) which are owned by Solus or any Solus Fund but with respect to which all or part of the economic benefits and/or risks of ownership of such Limited Voting Shares are conferred to any Person (other than (x) any other Solus Fund or any of its Affiliates or (y) a limited partner of, or investor in, any Solus Fund in its capacity as such).

4.2
The holders of the Class B Special Shares shall be entitled to receive notice of, to attend and speak at any meeting of the holders of Limited Voting Shares. Notwithstanding the foregoing, the holders of the Class B Special Shares shall not be entitled either to vote their Class B Special Shares at any meeting of the holders of Limited Voting Shares or to consent in writing, other than:

(a)	in respect of the right of the holders of the Class B Special Shares to elect and remove Class A Directors in accordance with this Section 4; and

(b)	as a separate class (i) pursuant to the rights granted under the Act, or (ii) upon any proposed change to the number of directors pursuant to paragraph 173(1)(m) of the Act.

4.3
The holders of the Class B Special Shares shall be entitled to elect such number of directors of the Corporation (each a “Class B Director”, and collectively, the “Class B Directors”) as set forth below:

(a)
for so long as the holders of the Class B Special Shares beneficially own, in the aggregate, twenty four and nine-tenths percent (24.9%) or more of the issued and outstanding Limited Voting Shares, the holders of the Class B Special Shares shall be entitled to elect to the Board two (2) directors; and

(b)
for so long as the holders of the Class B Special Shares beneficially own, in the aggregate, less than twenty four and nine-tenths percent (24.9%) but not less than twelve and one half percent (12.5%) of the issued and outstanding Limited Voting Shares, the holders of the Class B Special Shares shall be entitled to elect to the Board one (1) director.

4.4

(a)
At least thirty-five (35) days prior to any meeting of the shareholders of the Corporation at which the holders of the Class B Special Shares shall be entitled to elect Class B Directors, the holders of a majority of the Class B Special Shares shall be entitled to submit to the Corporation in writing the nominee Class B Director or Class B Directors, as applicable, that the holders of the Class B Special Shares are entitled to elect pursuant to Sections 4.3 and 4.4. If the holders of a majority of the Class B Special Shares fail to submit to the Corporation the Class B Director nominee or nominees pursuant to the previous sentence, then the holders of the Class B Special Shares shall be deemed to have nominated the incumbent Class B Director or Class B Directors, as applicable, elected to the Board.

(b)
The election of the Class B Directors may be conducted by a resolution in writing signed by all the holders of the Class B Special Shares, to be effective on the date of the Corporation’s annual meeting of voting shareholders or on such other date as specified in such resolution, or at a meeting of the holders of the Class B Special Shares.

(c)
Each Class B Director elected pursuant to Sections 4.3 and 4.4 shall hold office until the next annual meeting of shareholders of the Corporation or until his or her removal or resignation in accordance with Sections 4.5 through 4.7.

4.5
Only the holders of the Class B Special Shares will be entitled to remove any Class B Director. The holders of the Class B Special Shares will be entitled at any time, subject to applicable law, to remove any one or more of the Class B Directors and to elect a successor Class B Director who will, promptly upon the removal of the applicable Class B Director, be appointed to the Board as a replacement Class B Director.

4.6
The removal of one or more Class B Directors by the holders of the Class B Special Shares may be conducted by a resolution in writing signed by all the holders of the Class B Special Shares, to be effective on the date specified in such resolution, or by the majority of the votes cast in person or by proxy at a duly constituted meeting of the holders of the Class B Special Shares.

4.7
If, as a result of death, disability, retirement, resignation, removal (with or without cause) or otherwise, there shall exist or occur any vacancy on the Board with respect to a Class B Director, or for any other reason there are at any time fewer Class B Directors serving on the Board than permitted pursuant to Section 4.3, the resulting vacancy shall be filled by an individual who shall be nominated and elected by the holders of the Class B Special Shares in accordance with Section 4.3. If at any time the holders of the Class B Special Shares cease to beneficially own, in the aggregate, the applicable percentage of issued and outstanding Limited Voting Shares set forth in Section 4.3, then the Class B Director or Class B Directors, as applicable, then in office with the shortest tenure as a director of the Corporation (or, if the holders of a majority of the Class B Special Shares provide written notice to the Corporation, the Class B Director or Directors specified in such notice) shall cease to qualify as a “Class B Director” and shall resign forthwith, and the vacancy or vacancies created by such resignation shall be filled by the vote of a majority of the members of the Board in office following such resignation.

4.8	No dividends shall be declared and/or paid by the Corporation on the Class B Special Shares.

4.9
Each Class B Special Share that is Transferred to any Person other than Solus or a Solus Fund or any of their respective Affiliates, shall be converted automatically upon such Transfer into one (1) Class C Special Share.

4.10	Subject to applicable law, including the Act, each Class B Special Share shall be redeemed by the Corporation for a redemption price of Cdn.$1.00 per share upon the earliest to occur of:

(a)
subject to compliance by the Corporation with Section ●[2] of the Investor Rights Agreement, upon the holders of the Class B Special Shares ceasing to beneficially own, in the aggregate, at least twelve and one half percent (12.5%) of the issued and outstanding Limited Voting Shares for thirty (30) consecutive days; or

(b)	the receipt by the Corporation of written demand by any holder of the Class B Special Shares with respect to the redemption of all or any portion of the Class B Special Shares held by such holder.

4.11
In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, the holders of the Class B Special Shares shall be entitled to receive, before any distribution of any part of the property and assets of the Corporation among the holders of the Limited Voting Shares, and pari passu with the holders of Class A Special Shares, Cdn.$1.00 for each Class B Special Share. Except as provided in the foregoing sentence, the holders of Class B Special Shares shall not be entitled to participate in any other part of the property and assets of the Corporation in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary.

4.12
Without the prior written consent of the holders of a majority of Class B Special Shares, the Corporation shall not, and shall cause its Subsidiaries not to, enter into any agreement or effect any transaction which could reasonably be expected to result in a material Tax liability for any holder of Class B Special Shares or any of such holder’s Affiliates that materially disproportionately affects such holder of Class B Special Shares or its Affiliates as compared to the Investor Parties.

4.13

(a)
At least twenty-five (25) days prior to effecting any Restricted Transaction, the Corporation shall deliver the Initial Notice to each holder of Class B Special Shares and Class A Special Shares, if any, indicating its intent to effect a Restricted Transaction. If, within ten (10) days following delivery of the Initial Notice, one (1) or more holders of Class B Special Shares gives written notice to the Corporation requesting information relating to such proposed Restricted Transaction (each, a “Receiving Class B Holder”), the Corporation shall promptly deliver the Second Notice to all Receiving Class B Holders, which notice shall include all relevant information relating to the proposed Restricted Transaction. A Receiving Class B Holder that objects in writing to a proposed Restricted Transaction contemplated by the Second Notice within ten (10) days following delivery of the Second Notice is referred to herein as an “Objecting Class B Holder”. A holder of the Class B Special Shares that does not elect to become a Receiving Class B Holder following the delivery of the Initial Notice is hereafter referred to as a “Non-Receiving Class B Holder”. Notwithstanding the foregoing, any holder of Class B Special Shares may give written notice to the Corporation at any time to temporarily or permanently waive its right to receive the Initial Notice under this Section 4.13 and be automatically deemed to be a Non-Receiving Class B Holder.

2 Cross-reference to the pre-emptive rights provision of the IRA to be inserted.

(b)	The Corporation shall not, and shall cause its Subsidiaries not to, effect the proposed Restricted Transaction contemplated by the Second Notice if:

(i)
(A) the holders of the Class B Special Shares and the Class A Special Shares beneficially own, in the aggregate, at least thirty percent (30%) of the issued and outstanding Limited Voting Shares and (B) either (1) any Receiving Class B Holder is an Objecting Class B Holder, and (x) any Receiving Class A Holder is an Objecting Class A Holder, or (y) all of the Class A Holders are Non-Receiving Class A Holders, or (2) all of the Class B Holders are Non-Receiving Class B Holders, and any Receiving Class A Holder is an Objecting Class A Holder;

(ii)
(A) there are no Class A Special Shares issued and outstanding, (B) there is a Substitute Plan Sponsor that, collectively with its Affiliates, beneficially owns (x) more Limited Voting Shares than any other Investor Party (collectively with such other Investor Party’s Affiliates) as of the date of the Initial Notice, (y) twelve and one half percent (12.5%) or more of the issued and outstanding Limited Voting Shares, and (z) collectively with the holders of the Class B Special Shares, at least thirty percent (30%) of the issued and outstanding Limited Voting Shares, and (C) either (1) any Receiving Class B Holder is an Objecting Class B Holder, and (x) any Receiving Substitute Plan Sponsor is an Objecting Substitute Plan Sponsor, or (y) all of the Substitute Plan Sponsors are Non-Receiving Substitute Plan Sponsors, or (2) all of the Class B Holders are Non-Receiving Class B Holders, and any Receiving Substitute Plan Sponsor is an Objecting Substitute Plan Sponsor; or

(iii)
(A) there are no Class A Special Shares issued and outstanding, (B) no Investor Party qualifies as a Substitute Plan Sponsor, (C) the holders of the Class B Special Shares beneficially own, in the aggregate, at least thirty percent (30%) of the issued and outstanding Limited Voting Shares, and (D) any Receiving Class B Holder is an Objecting Class B Holder.

(c)
If the Corporation or any of its Subsidiaries are not prevented from effecting a Permitted Restricted Transaction, then the Corporation shall be entitled to consummate, or cause the consummation of, such Restricted Transaction (y) on terms, and subject to conditions, that are substantially the same as those disclosed in the Second Notice, and (z) no later than the Closing Deadline; provided, that, if (i) the terms or conditions of a Permitted Restricted Transaction are modified, altered, waived or amended such that they are not substantially the same as those disclosed in the Second Notice, or (ii) the Permitted Restricted Transaction is not consummated by the Closing Deadline, then such proposed Restricted Transaction shall no longer constitute a Permitted Restricted Transaction and the Corporation shall be required to deliver a new Initial Notice in respect of such proposed Restricted Transaction.

Notwithstanding anything to the contrary herein or under the Act, the Corporation shall not change the fixed number of seven (7) directors set forth herein or amend the rights, privileges, restrictions and conditions of the Class A Special Shares, or enter into any agreement, commitment, understanding or contract to effect any such change to the fixed number of directors set forth herein or amendment to the rights, privileges, restrictions and conditions of the Class A Special Shares, without the affirmative vote or consent of the holders of a majority of the Class B Special Shares.

5.	Class C Special Shares

The Class C Special Shares shall have attached thereto the following rights, privileges, restrictions and conditions:

5.1
The holders of the Class C Special Shares shall be entitled to receive notice of, to attend and speak at any meeting of the shareholders of the Corporation. Notwithstanding anything to the contrary, the holders of the Class C Special Shares shall not be entitled to vote at any meeting of the Corporation or to sign a resolution in writing, other than pursuant to the rights granted under the Act.

5.2	No dividends shall be declared and/or paid by the Corporation on the Class C Special Shares.

5.3
Subject to applicable laws, including the Act, each Class C Special Share shall be automatically redeemed by the Corporation for a redemption price of $1.00 per share on the first (1st) Trading Day following the issuance of such share.

5.4
In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, the holder of the Class C Special Shares shall not be entitled to receive any part of the property and assets of the Corporation.

6.	Change of Control

6.1	The Corporation shall, at any time, be entitled to effect a Change of Control pursuant to a Qualifying Purchase Agreement, subject to the applicable terms of this Section 6.

6.2	Exchange and Transfer

At the Exchange Time, upon the delivery to the Transfer Agent of a joint notice of transfer signed by the Corporation and the Purchaser in the form set forth in Appendix “B”, each holder of Transferred Limited Voting Shares (other than the Purchaser, to the extent applicable) immediately prior to the Exchange Time shall transfer, and shall be deemed to have transferred, to the Purchaser, all of such person’s right, title and interest in and to the Transferred Limited Voting Shares and the Purchaser shall acquire, and shall be deemed to have acquired, from each such holder of Transferred Limited Voting Shares all, but not less than all, of the Transferred Limited Voting Shares held by each such holder (which transfer and acquisition are referred to herein as an “Exchange and Transfer”) and, at the Exchange Time, each holder of Transferred Limited Voting Shares immediately prior to the Exchange Time shall cease to be a holder of its Transferred Limited Voting Shares and shall not be entitled to exercise any of the rights of a holder of Transferred Limited Voting Shares in respect of the Transferred Limited Voting Shares other than the right to receive the Consideration for the Transferred Limited Voting Shares and the holders of the Transferred Limited Voting Shares immediately prior to the Exchange Time shall not be entitled as such thereafter to receive notice of or to attend any meeting of shareholders of the Corporation in respect of such Transferred Limited Voting Shares and the Purchaser (or as the Purchaser may direct) shall be entered on the share register of the Corporation as the holder of all outstanding Transferred Limited Voting Shares. The Purchaser shall, at or prior to the Exchange Time, deposit with or otherwise cause to be deposited with the Transfer Agent of the Corporation the Consideration and at the Exchange Time, such deposit shall constitute a full and complete discharge of the Purchaser’s obligation to pay the Consideration to the holders of the Transferred Limited Voting Shares. On and after the Exchange Time, any such money, securities or other consideration deposited with the Transfer Agent shall be held by the Transfer Agent as agent for the holders of the Transferred Limited Voting Shares immediately before the Exchange Time and receipt of such payment shall be deemed to constitute receipt of payment of the Consideration by all holders of Transferred Limited Voting Shares immediately prior to the Exchange Time. All interest on funds provided to and held by the Transfer Agent shall accrue for the benefit of the Purchaser. For the avoidance of doubt, no dissent rights shall be available to any holder of Transferred Limited Voting Shares if the Exchange and Transfer occurs pursuant to the provisions of this Section 6.2.

6.3	Delivery of Consideration

The holders of the Limited Voting Shares transferred pursuant to the Exchange and Transfer shall be entitled to receive the Consideration, without interest, for each Limited Voting Share so transferred, (i) on presentation and surrender of the certificate or certificates representing all Limited Voting Shares held by such holder (or, in respect of any such certificate or certificates which have been lost, destroyed or wrongfully taken, an indemnity bond together with an affidavit confirming ownership, each in a form satisfactory to the Purchaser, acting reasonably) or any other evidence of ownership, with respect to the Limited Voting Shares which is satisfactory to the Purchaser, acting reasonably, and (ii) on presentation of a fully completed and duly executed letter of transmittal in a form acceptable to the Purchaser and the Transfer Agent, acting reasonably. Should any holder of any Limited Voting Shares transferred pursuant to the Exchange and Transfer fail to present and surrender the above mentioned documentation, or other consideration the Purchaser shall have the right, after three years from the Exchange Time, to have all remaining funds or other consideration deposited with the Transfer Agent returned to the Purchaser and the Purchaser shall thereafter be responsible for payment of the consideration to any former holder of a Limited Voting Share upon presentation and surrender of such documentation as the Purchaser may require.

APPENDIX A

NOTICE OF RESTRICTED TRANSACTION

TO:	[Holder of Class A/B Special Shares] (the “Shareholder”)
[insert address]

FROM:	Concordia International Corp. (the “Corporation”)
[insert address]

DATE:	[insert date]

All capitalized terms in this notice that are not defined herein have the meaning ascribed to such terms in the articles of Concordia International Corp.

In accordance with the articles of the Corporation, the Corporation hereby informs the Shareholder that the Corporation is considering effecting a Restricted Transaction.

The Shareholder may, within ten (10) days following delivery of this notice, give written notice to the Corporation requesting information relating to such proposed Restricted Transaction in order to exercise the Shareholder’s rights under [Section 3.13] [Section 4.13] of the articles of the Corporation.

CONCORDIA INTERNATIONAL CORP.

Per:
	Name:	[●]
	Title:	[●]

APPENDIX B

TRANSFER NOTICE

TO:	[Transfer Agent]
[insert address]

COPY TO:	[insert address]

FROM:	Concordia International Corp. and [The Purchaser]

DATE:	[insert date]

All capitalized terms in this Transfer Notice that are not defined herein have the meaning ascribed to such terms in the articles of Concordia International Corp.

In accordance with the share provisions attaching to the Limited Voting Shares, Concordia International Corp. and [the Purchaser] hereby gives notice to  [Transfer Agent] of the Exchange and Transfer.

CONCORDIA INTERNATIONAL CORP.

Per:
	Name:	[●]
	Title:	[●]

[THE PURCHASER]

Per:
	Name:	[●]
	Title:	[●]

Date on which this Transfer Notice is delivered to [●] Trust Company:

Time on the Transfer Date this Transfer Notice is delivered to [●] Trust Company:

IN THE MATTER OF AN APPLICATION UNDER SECTION 192 OF THE CANADA
BUSINESS CORPORATIONS ACT, R.S.C. 1985, C. C-44, AS AMENDED, AND RULES
14.05(2) AND 14.05(3) OF THE RULES OF CIVIL PROCEDURE

AND IN THE MATTER OF A PROPOSED ARRANGEMENT OF CONCORDIA
INTERNATIONAL CORP. AND CONCORDIA HEALTHCARE (CANADA) LIMITED
Court File No: CV-17-584836-00CL

ONTARIO SUPERIOR COURT OF JUSTICE- COMMERCIAL LIST Proceeding commenced at Toronto

FINAL ORDER

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rchadwick@goodmans.ca
Brendan O’Neill LSO#:43331J
boneill@goodmans.ca
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rbaulke@goodmans.ca
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